EXHIBIT 1-a

MORGAN STANLEY

Global Medium Term Notes, Series F
Global Units, Series F

Global Warrants, Series F

Global Medium Term Notes, Series I

MORGAN STANLEY FINANCE LLC

Global Medium Term Notes, Series A

Global Units, Series A

Global Warrants, Series A

Fully and Unconditionally Guaranteed by Morgan Stanley

U.S. DISTRIBUTION AGREEMENT

November 16, 2023

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

Morgan Stanley, a Delaware corporation (“Morgan Stanley”), confirms its agreement with you with respect to the issue and sale from time to time by Morgan Stanley of up to U.S. $708,684,724,362 (or the equivalent thereof in one or more currencies other than U.S. dollars) aggregate initial public offering price, as such amount may be increased from time to time upon due authorization by Morgan Stanley, of its Global Medium Term Notes, Series F and its Global Medium Term Notes, Series I (together, the “Morgan Stanley Notes”), its Global Units, Series F (the “Morgan Stanley Units”) and its Global Warrants, Series F (the “Morgan Stanley Warrants”), in each case subject to reduction as a result of (A) the prior sale of Program Securities (as defined below) or (B) the prior or future sale of (i) Morgan Stanley’s Global Medium-Term Notes Series G, Series H, Series J and Series K, primarily outside of the United States, (ii) Morgan Stanley’s Global Units, Series G and Series H, primarily outside of the United States and (iii) other debt securities, warrants, common stock, preferred stock, purchase contracts and units and of capital securities of certain Morgan Stanley Capital Trusts.

Morgan Stanley Finance LLC, a Delaware limited liability company (“MSFL”), confirms its agreement with you with respect to the issue and sale from time to time by MSFL of its Global Medium Term Notes, Series A (the “MSFL Notes”), its Global Units, Series A (the “MSFL Units”) and its Global Warrants, Series A (the “MSFL Warrants”), in each case subject to the maximum aggregate initial public offering price described above.

Morgan Stanley Securities. The Morgan Stanley Notes may be issued as senior indebtedness (the “Morgan Stanley Series I Senior Notes”) or as subordinated indebtedness (the “Morgan Stanley Series F Subordinated Notes”) of Morgan Stanley. The Morgan Stanley Series I Senior Notes will be issued, either alone or as part of a Morgan Stanley Unit, pursuant to the provisions of a senior indenture dated as of November 1, 2004, between Morgan Stanley and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)), as trustee (the “Morgan Stanley Senior Debt Trustee”) (as supplemented by the First Supplemental Senior Indenture dated as of September 4, 2007, the Second Supplemental Senior Indenture dated as of January 4, 2008, the Third Supplemental Senior Indenture dated as of September 10, 2008, the Fourth Supplemental Senior Indenture dated as of December 1, 2008, the Fifth Supplemental Senior Indenture dated as of April 1, 2009, the Sixth Supplemental Senior Indenture dated as of September 16, 2011, the Seventh Supplemental Senior Indenture dated as of November 21, 2011, the Eighth Supplemental Senior Indenture dated as of May 4, 2012, the Ninth Supplemental Senior Indenture dated as of March 10, 2014, the Tenth Supplemental Senior Indenture dated as of January 11, 2017 and the Eleventh Supplemental Senior Indenture dated as of March 24, 2021 and as may be further supplemented or amended from time to time, the “Morgan Stanley Senior Debt Indenture”). The Morgan Stanley Series F Subordinated Notes will be issued pursuant to the provisions of a subordinated indenture dated as of October 1, 2004, between Morgan Stanley and The Bank of New York Mellon (as successor to J.P. Morgan Trust Company, National Association), as trustee (the “Morgan Stanley Subordinated Debt Trustee”) (as may be supplemented or amended from time to time, the “Morgan Stanley Subordinated Debt Indenture”). From and including January 11, 2017, Morgan Stanley Series F Senior Notes may no longer be issued. The Morgan Stanley Senior Debt Indenture and the Morgan Stanley Subordinated Debt Indenture are sometimes hereinafter referred to individually as a “Morgan Stanley Indenture” and collectively as the “Morgan Stanley Indentures,” and the Morgan Stanley Senior Debt Trustee and the Morgan Stanley Subordinated Debt Trustee are sometimes hereinafter referred to individually as a “Morgan Stanley Trustee” and collectively as the “Morgan Stanley Trustees.” Purchase contracts issued by Morgan Stanley (“Morgan Stanley Purchase Contracts”) that require holders to satisfy their obligations thereunder when such Morgan Stanley Purchase Contracts are issued are referred to as “Pre-paid Morgan Stanley Purchase Contracts.” Pre-paid Morgan Stanley Purchase Contracts that settle in cash (“Cash-settled Pre-paid Morgan Stanley Purchase Contracts”) generally will be issued under a Morgan Stanley Indenture. Pre-paid Morgan Stanley Purchase Contracts that do not settle in cash (“Physically-settled Pre-paid Morgan Stanley Purchase Contracts”) may be issued either under the Morgan Stanley Senior Debt Indenture (such Physically-settled Pre-paid Morgan Stanley Purchase Contracts, together with the Cash-settled Pre-paid Morgan Stanley Purchase Contracts, the “Indenture Pre-paid Morgan Stanley Purchase Contracts”) or under the Morgan Stanley Unit Agreement (as defined below). Morgan Stanley Purchase Contracts, other than Indenture Pre-paid Morgan Stanley Purchase Contracts (“Non-Pre-paid Morgan Stanley Purchase

Contracts”), entered into by Morgan Stanley and the holders thereof will be governed by the Morgan Stanley Unit Agreement.

The Morgan Stanley Units will be issued either pursuant to the Unit Agreement dated as of November 1, 2004, among Morgan Stanley, The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)), as Unit Agent, as Collateral Agent, as Trustee and Paying Agent under the Morgan Stanley Indenture referred to therein, and as Warrant Agent under the Morgan Stanley Warrant Agreement referred to therein, and the holders from time to time of the Morgan Stanley Units described therein (as may be amended from time to time, the “Morgan Stanley Unit Agreement”) or, if the Morgan Stanley Units do not include Morgan Stanley Purchase Contracts (or include only Pre-paid Morgan Stanley Purchase Contracts) or otherwise do not involve obligations on the part of the holders of the Morgan Stanley Units, pursuant to the Unit Agreement Without Holders’ Obligations dated as of August 29, 2008, between Morgan Stanley and The Bank of New York Mellon, as Unit Agent, as Trustee and Paying Agent under the Morgan Stanley Indenture referred to therein, and as Warrant Agent under the Morgan Stanley Warrant Agreement referred to therein (as may be amended from time to time, the “Morgan Stanley Unit Agreement Without Holders’ Obligations”). Morgan Stanley Units may include one or more (i) Morgan Stanley Senior Notes, (ii) Morgan Stanley Warrants entitling the holders thereof to purchase or sell (a) securities issued by Morgan Stanley or by an entity affiliated or not affiliated with Morgan Stanley, a basket of such securities, an index or indices of such securities or any other property, (b) currencies, (c) any other property or (d) any combination of the foregoing, (iii) Morgan Stanley Purchase Contracts, including Pre-paid Morgan Stanley Purchase Contracts, requiring the holders thereof to purchase or sell (a) securities issued by Morgan Stanley or by an entity affiliated or not affiliated with Morgan Stanley, a basket of such securities, an index or indices of such securities or any other property, (b) currencies, (c) commodities, (d) any other property or (e) any combination of the foregoing, (iv) debt obligations or other securities of an entity affiliated or not affiliated with Morgan Stanley or other property or (v) any combination thereof. The applicable supplement to the Prospectus referred to below will specify whether Morgan Stanley Notes, Morgan Stanley Warrants, Morgan Stanley Purchase Contracts and such other securities or property comprised by a Morgan Stanley Unit may or may not be separated from any series of Morgan Stanley Units.

The Morgan Stanley Warrants will be issued pursuant to the Warrant Agreement dated as of November 1, 2004 (as may be amended from time to time, the “Morgan Stanley Warrant Agreement”) between Morgan Stanley and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)), as Warrant Agent. The Morgan Stanley Warrants will be issued either alone or as part of a Morgan Stanley Unit (as described above).

The Morgan Stanley Notes, whether issued alone or as part of a Morgan Stanley Unit, will have the maturities, interest rates, redemption provisions, if any, and other terms as set forth in the Prospectus referred to below and any Term Sheets (as defined in Section 4(n)) referred to below. The Morgan Stanley Warrants, whether issued alone or as part of a Morgan Stanley Unit, will have the exercise prices, exercise dates, expiration dates and other terms as set forth in the Prospectus and any Term Sheets. The Morgan Stanley Purchase Contracts will have the closing dates, purchase or sale prices and other terms as set forth in the Prospectus and any

Term Sheets. Program Securities issued by Morgan Stanley other than Morgan Stanley Notes and Morgan Stanley Units or any combination thereof, whether issued alone or as part of a Morgan Stanley Unit, will have the terms as set forth in the Prospectus and any Term Sheets.

MSFL Securities. The MSFL Notes will be issued as senior indebtedness of MSFL. The MSFL Notes will be issued, either alone or as part of an MSFL Unit, pursuant to the provisions of a senior indenture dated as of February 16, 2016, among MSFL, as issuer, Morgan Stanley, as guarantor, and The Bank of New York Mellon, as trustee (the “MSFL Senior Debt Trustee”) (as supplemented by the First Supplemental MSFL Senior Indenture dated as of November 16, 2017 and as may be further supplemented or amended from time to time, the “MSFL Senior Debt Indenture”). Purchase contracts issued by MSFL (“MSFL Purchase Contracts”) that require holders to satisfy their obligations thereunder when such MSFL Purchase Contracts are issued are referred to as “Pre-paid MSFL Purchase Contracts.” Pre-paid MSFL Purchase Contracts that settle in cash (“Cash-settled Pre-paid MSFL Purchase Contracts”) generally will be issued under the MSFL Senior Debt Indenture. Pre-paid MSFL Purchase Contracts that do not settle in cash (“Physically-settled Pre-paid MSFL Purchase Contracts”) may be issued either under the MSFL Senior Debt Indenture (such Physically-settled Pre-paid MSFL Purchase Contracts, together with the Cash-settled Pre-paid MSFL Purchase Contracts, the “Indenture Pre-paid MSFL Purchase Contracts”) or under the MSFL Unit Agreement (as defined below). MSFL Purchase Contracts, other than Pre-paid MSFL Purchase Contracts (“Non-Pre-paid MSFL Purchase Contracts”), entered into by MSFL and the holders thereof will be governed by the MSFL Unit Agreement.

The MSFL Units will be issued either pursuant to the Unit Agreement dated as of February 16, 2016, among MSFL, as issuer, Morgan Stanley, as guarantor, and The Bank of New York Mellon, as Unit Agent, as Collateral Agent, as Trustee and Paying Agent under the MSFL Indenture referred to therein, and as Warrant Agent under the MSFL Warrant Agreement referred to therein, and the holders from time to time of the MSFL Units described therein (as may be amended from time to time, the “MSFL Unit Agreement”) or, if the MSFL Units do not include MSFL Purchase Contracts (or include only Pre-paid MSFL Purchase Contracts) or otherwise do not involve obligations on the part of the holders of the MSFL Units, pursuant to the Unit Agreement Without Holders’ Obligations dated as of February 16, 2016, among MSFL, as issuer, Morgan Stanley, as guarantor, and The Bank of New York Mellon, as Unit Agent, as Trustee and Paying Agent under the MSFL Indenture referred to therein, and as Warrant Agent under the MSFL Warrant Agreement referred to therein (as may be amended from time to time, the “MSFL Unit Agreement Without Holders’ Obligations”). MSFL Units may include one or more (i) MSFL Notes, (ii) MSFL Warrants entitling the holders thereof to purchase or sell (a) securities issued by MSFL or by an entity affiliated or not affiliated with MSFL, a basket of such securities, an index or indices of such securities or any other property, (b) currencies, (c) any other property or (d) any combination of the foregoing, (iii) MSFL Purchase Contracts, including Pre-paid MSFL Purchase Contracts, requiring the holders thereof to purchase or sell (a) securities issued by MSFL or by an entity affiliated or not affiliated with MSFL, a basket of such securities, an index or indices of such securities or any other property, (b) currencies, (c) commodities, (d) any other property or (e) any combination of the foregoing, (iv) debt obligations or other securities of an entity affiliated or not affiliated with MSFL or other property or (v) any combination thereof. The applicable supplement to the Prospectus referred to below will specify whether MSFL Notes, MSFL Warrants, MSFL Purchase Contracts and such other securities or property comprised by a MSFL Unit may or may not be separated from any series of MSFL Units.

The MSFL Warrants will be issued pursuant to the Warrant Agreement dated as of February 16, 2016 (as may be amended from time to time, the “MSFL Warrant Agreement”) among MSFL, as issuer, Morgan Stanley, as guarantor, and The Bank of New York Mellon, as Warrant Agent. The MSFL Warrants will be issued either alone or as part of a MSFL Unit (as described above).

The payments due on, including any property deliverable under, the MSFL Notes, the MSFL Purchase Contracts, the MSFL Units and the MSFL Warrants will be fully and unconditionally guaranteed by Morgan Stanley (in such capacity, the “Guarantor”) (the “Guarantees”). The Guarantee of MSFL Notes and Indenture Pre-paid MSFL Purchase Contracts is also referred to as the “Indenture Guarantee,” the Guarantee of MSFL Units and MSFL Purchase Contracts issued under the MSFL Unit Agreement is also referred to as the “Unit Agreement Guarantee,” the Guarantee of MSFL Units issued under the MSFL Unit Agreement Without Holders’ Obligations is also referred to as the “Unit Agreement Without Holders’ Obligations Guarantee” and the Guarantee of MSFL Warrants is also referred to as the “Warrant Guarantee.”

The MSFL Notes, whether issued alone or as part of an MSFL Unit, will have the maturities, interest rates, redemption provisions, if any, and other terms as set forth in the Prospectus referred to below and any Term Sheets referred to below. The MSFL Warrants, whether issued alone or as part of a MSFL Unit, will have the exercise prices, exercise dates, expiration dates and other terms as set forth in the Prospectus and any Term Sheets. The MSFL Purchase Contracts will have the closing dates, purchase or sale prices and other terms as set forth in the Prospectus and any Term Sheets. Program Securities issued by MSFL other than MSFL Notes and MSFL Units or any combination thereof, whether issued alone or as part of an MSFL Unit, will have the terms as set forth in the Prospectus and any Term Sheets.

The Morgan Stanley Notes and the MSFL Notes are together referred to as the “Notes.” The Morgan Stanley Units and the MSFL Units are together referred to as the “Units.” The Morgan Stanley Warrants and the MSFL Warrants are together referred to as the “Warrants.” The Notes, the Units, the Warrants, the Guarantees and any other securities that may be offered by post-effective amendment to the Registration Statement referred to below are together referred to as the “Program Securities.” The Morgan Stanley Indentures and the MSFL Senior Debt Indenture are together referred to as the “Indentures.” The Morgan Stanley Warrant Agreement and the MSFL Warrant Agreement are together referred to as the “Warrant Agreements.” The Morgan Stanley Unit Agreement and the MSFL Unit Agreement are together referred to as the “Unit Agreements.” The Morgan Stanley Unit Agreement Without Holders’ Obligations and the MSFL Unit Agreement Without Holders’ Obligation are together referred to as the “Unit Agreements Without Holders’ Obligations.” Each of Morgan Stanley, in its capacity as the issuer of Program Securities other than the Guarantees, and MSFL is referred to as an “Issuer.”

Each Issuer hereby appoints you as its exclusive agent for the purpose of soliciting and receiving offers to purchase Program Securities from the relevant Issuer by others and, on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, you agree to use reasonable efforts to solicit and receive offers to purchase Program Securities upon terms acceptable to the relevant Issuer at such times and in such amounts as the relevant Issuer shall from time to time specify. In addition, you may also purchase Program Securities as principal pursuant to the terms of a terms agreement relating to such sale (in the case of Notes, a “Notes Terms Agreement,” in the case of Units, a “Units Terms Agreement” and in the case of Warrants, a “Warrants Terms Agreement” (each, a “Terms Agreement”)) in accordance with the provisions of Section 3(b).

The Issuers and the Guarantor have filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Program Securities. Such registration statement as amended at the Commencement Date (as defined below), including the documents incorporated therein by reference and the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement.” Each Issuer and the Guarantor propose to file with the Commission from time to time, pursuant to Rule 424 under the Securities Act, supplements to the prospectus relating to the Program Securities included in the Registration Statement that will describe certain terms of the Program Securities. The prospectus covering the Program Securities in the form first used to confirm each sale of Program Securities (or in the form first made available to the agent by the Issuers to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by a prospectus supplement and/or one or more product supplements and/or pricing supplements setting forth the terms of the Program Securities, in the form first used to confirm each sale of Program Securities (or in the form first made available to the agent by an Issuer to meet requests of purchasers pursuant to Rule 173 under the Securities Act), is hereinafter referred to as the “Prospectus.” The term “preliminary prospectus” means any preliminary form of the Prospectus. The term “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. The term “Time of Sale” in respect of Program Securities means any time at or prior to the confirmation of any sales of any such Program Security. The term “Time of Sale Prospectus” means the Basic Prospectus, each preliminary prospectus and/or Term Sheet, if any, and each free writing prospectus, if any, that has been prepared by or on behalf of the relevant Issuer relating to such Program Securities as of such Time of Sale. The term “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “Prospectus,” “preliminary prospectus” and “Time of Sale Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, any preliminary prospectus, the Time of Sale Prospectus or the Prospectus shall include all documents subsequently filed by the relevant Issuer and the Guarantor, if applicable, with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1.           Representations and Warranties of Morgan Stanley as Issuer. Morgan Stanley represents and warrants to and agrees with you as of the Commencement Date, as of each date on which you solicit offers to purchase Program Securities of Morgan Stanley (other than the

Guarantees), as of each date on which Morgan Stanley accepts an offer to purchase Program Securities of Morgan Stanley (other than the Guarantees) (including any purchase by you as principal pursuant to a Notes Terms Agreement, a Units Terms Agreement or a Warrants Terms Agreement), as of each date Morgan Stanley issues and delivers Program Securities of Morgan Stanley (other than the Guarantees) and as of each date the Registration Statement or the Basic Prospectus is amended or supplemented, as follows (it being understood that such representations, warranties and agreements shall be deemed to relate to the Registration Statement, the Basic Prospectus and the Prospectus, each as amended or supplemented to each such date):

(a)          The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or threatened by the Commission. If the Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, Morgan Stanley is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and Morgan Stanley has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b)          (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus, as then amended or supplemented by Morgan Stanley, if applicable, at each Time of Sale of Program Securities of Morgan Stanley in connection with the offering thereof when the Prospectus is not yet available to prospective purchasers and at each date on which Morgan Stanley issues and delivers Program Securities of Morgan Stanley, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the applicable Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (viii) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto, except that (1) the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Time of Sale Prospectus, or the Prospectus based upon information relating to you furnished to Morgan Stanley in writing by you expressly for use therein or (B) those parts of the Registration Statement that constitute the Statements of Eligibility (Forms T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustees and (2) the representations and warranties set forth in clauses (iv) and (vii) above, when made as of the Commencement Date or as of any date on which you solicit offers to purchase Program Securities of Morgan Stanley or on which Morgan Stanley accepts an offer to purchase Program Securities of Morgan Stanley, shall be deemed not to cover information concerning an offering of particular Program Securities of Morgan Stanley to the extent such information will be set forth in a supplement to the Basic Prospectus.

(c)          Morgan Stanley is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that Morgan Stanley is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that Morgan Stanley has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by Morgan Stanley complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for any free writing prospectuses and electronic road shows each furnished to you before first use, Morgan Stanley has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)          Morgan Stanley has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “Bank Holding Company Act”); Morgan Stanley has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and the Time of Sale Prospectus, if applicable, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on Morgan Stanley and its consolidated subsidiaries, taken as a whole.

(e)          Each subsidiary of Morgan Stanley has been duly organized, is validly existing as a corporation, limited liability company, partnership, limited partnership or other legal entity recognized by the laws of the jurisdiction in which such subsidiary was organized, is in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its property and to conduct its business as described in the Prospectus and the Time of Sale Prospectus, if applicable, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on Morgan Stanley and its consolidated subsidiaries, taken as a whole; all of the issued shares of capital stock of each consolidated subsidiary of Morgan Stanley have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by Morgan Stanley, free and clear of all liens, encumbrances, equities or claims.

(f)           Each of this Agreement and any applicable Written Notes Terms Agreement, Written Units Terms Agreement or Written Warrants Terms Agreement (each as defined below) has been duly authorized, executed and delivered by Morgan Stanley.

(g)          Each Morgan Stanley Indenture has been duly qualified under the Trust Indenture Act and each of the Morgan Stanley Senior Debt Indenture, the Morgan Stanley Subordinated Debt Indenture, the Morgan Stanley Unit Agreement, the Morgan Stanley Unit Agreement Without Holders’ Obligations and the Morgan Stanley Warrant Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, Morgan Stanley, enforceable in accordance with its respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(h)          The forms of Morgan Stanley Notes (including the forms of Indenture Pre-paid Morgan Stanley Purchase Contracts), whether issued alone or as part of a Morgan Stanley Unit, have been duly authorized and established in conformity with the provisions of the relevant Morgan Stanley Indenture and, when the Morgan Stanley Notes (and the Indenture Pre-paid Morgan Stanley Purchase Contracts) have been executed and authenticated in accordance with the provisions of the relevant Morgan Stanley Indenture and delivered to and duly paid for by the purchasers thereof, the Morgan Stanley Notes (and the Indenture Pre-paid Morgan Stanley Purchase Contracts) will be entitled to the benefits of such Morgan Stanley Indenture and will be valid and binding obligations of Morgan Stanley, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(i)           The forms of Morgan Stanley Units under the Morgan Stanley Unit Agreement, including the forms of Physically-settled Pre-paid Morgan Stanley Purchase Contracts and Non-Pre-paid Morgan Stanley Purchase Contracts, have been duly authorized and established in conformity with the provisions of the Morgan Stanley Unit Agreement. When such Morgan Stanley Units have been delivered to and duly paid for by the purchasers thereof and any Physically-settled Pre-paid Morgan Stanley Purchase Contracts and Non-Pre-paid Morgan Stanley Purchase Contracts included in such Morgan Stanley Units have been executed by Morgan Stanley and countersigned by the Unit Agent, such Morgan Stanley Units (including any such Physically-settled Pre-paid

Morgan Stanley Purchase Contracts or Non-Pre-paid Morgan Stanley Purchase Contracts contained therein) will be entitled to the benefits of the Morgan Stanley Unit Agreement and will be valid and binding obligations of Morgan Stanley, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(j)           The forms of Morgan Stanley Units under the Morgan Stanley Unit Agreement Without Holders’ Obligations have been duly authorized and established in conformity with the provisions of the Morgan Stanley Unit Agreement Without Holders’ Obligations. When such Morgan Stanley Units have been delivered to and duly paid for by the purchasers thereof, such Morgan Stanley Units will be entitled to the benefits of the Morgan Stanley Unit Agreement Without Holders’ Obligations and will be valid and binding obligations of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(k)          The forms of Morgan Stanley Warrants, whether issued alone or as part of a Morgan Stanley Unit, have been duly authorized and established in conformity with the provisions of the Morgan Stanley Warrant Agreement. When such Morgan Stanley Warrants have been executed by Morgan Stanley and countersigned by the Morgan Stanley Warrant Agent and delivered to and duly paid for by the purchasers thereof, such Morgan Stanley Warrants will be entitled to the benefits of the Morgan Stanley Warrant Agreement and will be valid and binding obligations of Morgan Stanley, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(l)           The execution and delivery by Morgan Stanley of this Agreement, the Morgan Stanley Notes and Indenture Pre-paid Morgan Stanley Purchase Contracts (whether issued alone or as part of a Morgan Stanley Unit), the Morgan Stanley Units (including any Morgan Stanley Purchase Contracts included therein), the Morgan Stanley Warrants (whether issued alone or as part of a Unit), the Morgan Stanley Indentures, the Morgan Stanley Unit Agreement, the Morgan Stanley Unit Agreement Without Holders’ Obligations, the Morgan Stanley Warrant Agreement and any applicable Written Notes Terms Agreement, Written Units Terms Agreement or Written Warrants Terms Agreement and the performance by Morgan Stanley of its obligations under this Agreement, the Morgan Stanley Notes, the Indenture Pre-paid Morgan Stanley Purchase Contracts, the Morgan Stanley Units (including any Morgan Stanley Purchase Contracts included therein), the Morgan Stanley Warrants, the Morgan Stanley Indentures, the Morgan Stanley Unit Agreement, the Morgan Stanley Unit Agreement Without Holders’ Obligations, the Morgan Stanley Warrant Agreement and any applicable Notes Terms Agreement, Units Terms Agreement or Warrants Terms Agreement will not contravene any provision of applicable law or the certificate of incorporation or by laws of Morgan Stanley or any agreement or other instrument binding upon Morgan Stanley or any of its subsidiaries that is material to Morgan Stanley and its consolidated subsidiaries, taken as a whole, or any judgment, order or decree of any U.S. governmental body, agency or court having jurisdiction over Morgan Stanley or any of its consolidated subsidiaries, and no consent, approval, authorization or order of, or qualification with, any U.S. governmental body or agency is required for the performance by Morgan Stanley of its obligations under this Agreement, the Morgan Stanley Notes, the Indenture Pre-paid Morgan Stanley Purchase Contracts, the Morgan Stanley Units (including any Morgan Stanley Purchase Contracts included therein), the Morgan Stanley Warrants, the Morgan Stanley Indentures, the Morgan Stanley Unit Agreement, the Morgan Stanley Unit Agreement Without Holders’ Obligations, the Morgan Stanley Warrant Agreement and any applicable Notes Terms Agreement, Units Terms Agreement or Warrants Terms Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Program Securities of Morgan Stanley; provided, however, that no representation is made as to whether the purchase of the Program Securities of Morgan Stanley constitutes a “prohibited transaction” under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”).

(m)           There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of Morgan Stanley and its subsidiaries, taken as a whole, from that set forth in the Prospectus and the Time of Sale Prospectus, if applicable.

(n)           There are no legal or governmental proceedings pending or threatened to which Morgan Stanley or any of its consolidated subsidiaries is a party or to which any of the properties of Morgan Stanley or any of its consolidated subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Prospectus and the Time of Sale Prospectus, if applicable, and proceedings that would not have a material adverse effect on Morgan Stanley and its consolidated subsidiaries, taken as a whole, or on the power or ability of Morgan Stanley to perform its obligations under this Agreement, the Morgan Stanley Indentures or the Program Securities of Morgan Stanley or to consummate the transactions contemplated by the Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

(o)           Morgan Stanley is not, and after giving effect to the offering and sale of its Program Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(p)           Each of Morgan Stanley and its consolidated subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus and the Time of Sale Prospectus, if applicable, except to the extent that the failure to obtain or file would not have a material adverse effect on Morgan Stanley and its consolidated subsidiaries, taken as a whole.

(q)           Morgan Stanley & Co. LLC is registered as a broker dealer and investment adviser with the Commission, is registered with the Commodity Futures Trading Commission as a futures commission merchant and is a member of the New York Stock Exchange LLC and the Financial Industry Regulatory Authority, Inc.

(r)           (i) Neither Morgan Stanley nor any of its subsidiaries nor, to Morgan Stanley’s knowledge, any affiliates, directors, officers or employees thereof, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any person to improperly influence official action by that person for the benefit of Morgan Stanley or its subsidiaries or affiliates, or to otherwise secure any improper advantage, or to any person in violation of (a) the U.S. Foreign Corrupt Practices Act of 1977, (b) the UK Bribery Act 2010, and (c) any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption (collectively, the “Anti-Corruption Laws”).

(s)           The operations of Morgan Stanley and each of its subsidiaries are in material compliance with all applicable anti-money laundering laws, rules, and regulations, including the financial recordkeeping and reporting requirements contained therein, and including the Bank Secrecy Act of 1970, applicable provisions of the USA PATRIOT Act of 2001, the Money Laundering Control Act of 1986, and the Anti-Money Laundering Act of 2020 (collectively, the “Anti-Money Laundering Laws”).

(t)           (i) Neither Morgan Stanley nor any of its subsidiaries nor, to Morgan Stanley’s knowledge, any affiliates, directors, officers or employees thereof, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any sanctions administered or enforced by the United States Government (including the U.S. Department of the Treasury’s Office of Foreign Assets Control and the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury, or any other relevant sanctions authority (collectively, “Sanctions”), or

(B)  located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, North Korea and Syria).

(ii)  In the past five years, Morgan Stanley and each of its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any prohibited dealings or transactions with any Person, or in any country or territory, that, at the time of the dealing or transaction, is or was, or whose government is or was, the subject of Sanctions.

(u)           Morgan Stanley will not directly nor, to Morgan Stanley’s knowledge, indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(i)    to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject of Sanctions;

(ii)   to fund or facilitate any money laundering or terrorist financing activities; or

(iii)  in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(v)           Morgan Stanley and its subsidiaries have conducted and will conduct their businesses in material compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, and Sanctions, and no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Morgan Stanley or any of its subsidiaries with respect to the Anti-Corruption Laws, the Anti-Money Laundering Laws or Sanctions is pending or, to the knowledge of Morgan Stanley, threatened. Morgan Stanley and its subsidiaries and affiliates have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, Sanctions, and with the representations and warranties contained herein.

Notwithstanding the foregoing, it is understood and agreed that the representations and warranties set forth in Sections 1(b)(iii), 1(b)(iv), 1(b)(v), 1(b)(vi) and 1(b)(vii), 1(h) (except as to due authorization of the Morgan Stanley Notes and Indenture Pre-paid Morgan Stanley Purchase Contracts), 1(i) (except as to due authorization of the Morgan Stanley Units, Physically-settled Pre-paid Morgan Stanley Purchase Contracts and Non-Pre-paid Morgan Stanley Purchase Contracts), 1(j) (except as to due authorization of the Morgan Stanley Units), 1(k) (except as to due authorization of the Morgan Stanley Warrants) and 1(l), when made as of the Commencement Date, or as of any date on which you solicit offers to purchase Program Securities of Morgan Stanley, with respect to any Program Securities of Morgan Stanley the payments of principal or interest on which, or any other payments with respect to which, will be determined by reference to one or more currency exchange rates, commodities, securities of entities affiliated or unaffiliated with Morgan Stanley, baskets of such securities, equity indices or to other property or other factors, shall be deemed not to address the application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission.

2.           Representations and Warranties of MSFL and the Guarantor. Unless otherwise indicated, each of MSFL and Morgan Stanley, solely in its capacity as Guarantor, represents and warrants to and agrees with you as of the Commencement Date, as of each date on which you solicit offers to purchase Program Securities of MSFL, as of each date on which MSFL accepts an offer to purchase Program Securities of MSFL (including any purchase by you as principal pursuant to a Notes Terms Agreement, a Units Terms Agreement or a Warrants Terms Agreement), as of each date MSFL issues and delivers Program Securities of MSFL and as of each date the Registration Statement or the Basic Prospectus is amended or supplemented, as follows (it being understood that such representations, warranties and agreements shall be deemed to relate to the Registration Statement, the Basic Prospectus and the Prospectus, each as amended or supplemented to each such date):

(a)           The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or threatened by the Commission. If the Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, each of MSFL and the Guarantor is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and neither MSFL nor the Guarantor has received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b)           (i)   Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus, as then amended or supplemented by MSFL, if applicable, at each Time of Sale of Program Securities of MSFL in connection with the offering thereof when the Prospectus is not yet available to prospective purchasers and at each date on which MSFL issues and delivers Program Securities of MSFL, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the applicable Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (viii) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto, except that (1) the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Time of Sale Prospectus, or the Prospectus based upon information relating to you furnished to MSFL or Morgan Stanley in writing by you expressly for use therein or (B) those parts of the Registration Statement that constitute the Statements of Eligibility (Forms T-1) under the Trust Indenture Act of the Trustees and (2) the representations and warranties set forth in clauses (iv) and (vii) above, when made as of the Commencement Date or as of any date on which you solicit offers to purchase Program Securities of MSFL or on which MSFL accepts an offer to purchase Program Securities of MSFL, shall be deemed not to cover information concerning an offering of particular Program Securities of MSFL to the extent such information will be set forth in a supplement to the Basic Prospectus.

(c)           Neither MSFL nor the Guarantor is an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that MSFL or the Guarantor is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that MSFL or the Guarantor has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by MSFL or the Guarantor complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for any free writing prospectuses and electronic road shows each furnished to you before first use, MSFL and the Guarantor have not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)           MSFL has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware; the Guarantor has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and is duly registered as a bank holding company under the Bank Holding Company Act, as amended; each of MSFL and the Guarantor has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and the Time of Sale Prospectus, if applicable, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on MSFL (in the case of MSFL) or the Guarantor and the Guarantor’s consolidated subsidiaries, taken as a whole (in the case of the Guarantor).

(e)           Each subsidiary of the Guarantor (other than MSFL) has been duly organized, is validly existing as a corporation, limited liability company, partnership, limited partnership or other legal entity recognized by the laws of the jurisdiction in which such subsidiary was organized, is in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its property and to conduct its business as described in the Prospectus and the Time of Sale Prospectus, if applicable, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on MSFL or on the Guarantor and the Guarantor’s consolidated subsidiaries, taken as a whole; all of the issued shares of capital stock of each consolidated subsidiary of the Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Guarantor, free and clear of all liens, encumbrances, equities or claims.

(f)           Each of this Agreement and any applicable Written Notes Terms Agreement, Written Units Terms Agreement or Written Warrants Terms Agreement (each, as defined below) has been duly authorized, executed and delivered by MSFL and the Guarantor.

(g)           The MSFL Senior Debt Indenture has been duly qualified under the Trust Indenture Act and each of the MSFL Senior Debt Indenture, the MSFL Unit Agreement, the MSFL Unit Agreement Without Holders’ Obligations and the MSFL Warrant Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, each of MSFL and the Guarantor, enforceable in accordance with its respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(h)           The forms of MSFL Notes (including the forms of Indenture Pre-paid MSFL Purchase Contracts), whether issued alone or as part of a MSFL Unit, have been duly authorized and established in conformity with the provisions of the MSFL Senior Debt Indenture and, when the MSFL Notes (and the Indenture Pre-paid MSFL Purchase Contracts) have been executed and authenticated in accordance with the provisions of the MSFL Senior Debt Indenture and delivered to and duly paid for by the purchasers thereof, the MSFL Notes (and the Indenture Pre-paid MSFL Purchase Contracts) will be entitled to the benefits of such MSFL Senior Debt Indenture and will be valid and binding obligations of MSFL, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(i)           The forms of MSFL Units under the MSFL Unit Agreement, including the forms of Physically-settled Pre-paid MSFL Purchase Contracts and Non-Pre-paid MSFL Purchase Contracts, have been duly authorized and established in conformity with the provisions of the MSFL Unit Agreement. When such MSFL Units have been delivered to and duly paid for by the purchasers thereof and any Physically-settled Pre-paid MSFL Purchase Contracts and Non-Pre-paid MSFL Purchase Contracts included in such MSFL Units have been executed by MSFL and countersigned by the MSFL Unit Agent, such MSFL Units (including any such Physically-settled Pre-paid MSFL Purchase Contracts or Non-Pre-paid MSFL Purchase Contracts contained therein) will be entitled to the benefits of the MSFL Unit Agreement and will be valid and binding obligations of MSFL, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(j)           The forms of MSFL Units under the MSFL Unit Agreement Without Holders’ Obligations have been duly authorized and established in conformity with the provisions of the MSFL Unit Agreement Without Holders’ Obligations. When such MSFL Units have been delivered to and duly paid for by the purchasers thereof, such MSFL Units will be entitled to the benefits of the MSFL Unit Agreement Without Holders’ Obligations and will be valid and binding obligations of MSFL, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(k)           The forms of MSFL Warrants, whether issued alone or as part of a MSFL Unit, have been duly authorized and established in conformity with the provisions of the MSFL Warrant Agreement. When such MSFL Warrants have been executed by MSFL and countersigned by the MSFL Warrant Agent and delivered to and duly paid for by the purchasers thereof, such MSFL Warrants will be entitled to the benefits of the MSFL Warrant Agreement and will be valid and binding obligations of MSFL, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(l)           The Indenture Guarantee has been duly authorized, executed and delivered by the Guarantor and, when the MSFL Notes (and the Indenture Pre-paid MSFL Purchase Contracts) have been duly authorized (with the terms duly established), executed and authenticated in accordance with the provisions of the MSFL Senior Debt Indenture and delivered to and duly paid for by the purchasers thereof, the Indenture Guarantee with respect to such MSFL Notes (and the Indenture Pre-paid MSFL Purchase Contracts) will be a valid and binding obligation of the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(m)          The Unit Agreement Guarantee has been duly authorized, executed and delivered by the Guarantor and, when the MSFL Units (and the Physically-settled Pre-paid MSFL Purchase Contracts and Non-Pre-paid MSFL Purchase Contracts) have been duly authorized (with the terms duly established) and delivered to and duly paid for by the purchasers thereof (and the Physically-settled Pre-paid MSFL Purchase Contracts and Non-Pre-paid MSFL Purchase Contracts have been executed by MSFL and countersigned by the MSFL Unit Agent), the Unit Agreement Guarantee with respect to such MSFL Units will be a valid and binding obligation of the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(n)           The Unit Agreement Without Holders’ Obligations Guarantee has been duly authorized, executed and delivered by the Guarantor and, when the MSFL Units have been duly authorized (with the terms duly established) and delivered to and duly paid for by the purchasers thereof, the Unit Agreement Without Holders’ Obligations Guarantee with respect to such MSFL Units will be a valid and binding obligation of the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(o)           The Warrant Guarantee has been duly authorized, executed and delivered by the Guarantor and, when the MSFL Warrants have been duly authorized (with the terms duly established) and executed by MSFL and countersigned by the MSFL Warrant Agent and delivered to and duly paid for by the purchasers thereof, the Warrant Guarantee with respect to such MSFL Warrants will be a valid and binding obligation of the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(p)           The execution and delivery by MSFL and, to the extent applicable, the Guarantor of this Agreement, the MSFL Notes and Indenture Pre-paid MSFL Purchase Contracts (whether issued alone or as part of a MSFL Unit), the MSFL Units (including any MSFL Purchase Contracts included therein), the MSFL Warrants (whether issued alone or as part of a MSFL Unit), the MSFL Senior Debt Indenture, the MSFL Unit Agreement, the MSFL Unit Agreement Without Holders’ Obligations, the MSFL Warrant Agreement and any applicable Written Notes Terms Agreement, Written Units Terms Agreement or Written Warrants Terms Agreement and the performance by MSFL and, to the extent applicable, the Guarantor of their respective obligations under this Agreement, the MSFL Notes, the Indenture Pre-paid MSFL Purchase Contracts, the MSFL Units (including any MSFL Purchase Contracts included therein), the MSFL Warrants, the MSFL Senior Debt Indenture, the MSFL Unit Agreement, the MSFL Unit Agreement Without Holders’ Obligations, the MSFL Warrant Agreement and any applicable Notes Terms Agreement, Units Terms Agreement or Warrants Terms Agreement will not contravene any provision of applicable law or the certificate of formation or limited liability company agreement or the certificate of incorporation or by laws of MSFL or the Guarantor, as applicable, or any agreement or other instrument binding upon (1) MSFL or (2) the Guarantor or any of the Guarantor’s subsidiaries (other than MSFL) that is material to MSFL (in the case of (1) above) or to the Guarantor and the Guarantor’s consolidated subsidiaries, taken as a whole (in the case of (2) above), or any judgment, order or decree of any U.S. governmental body, agency or court having jurisdiction over MSFL or the Guarantor or any of the Guarantor’s consolidated subsidiaries, and no consent, approval, authorization or order of, or qualification with, any U.S. governmental body or agency is required for the performance by MSFL or the Guarantor of their respective obligations under this Agreement, the MSFL Notes, the Indenture Pre-paid MSFL Purchase Contracts, the MSFL Units (including any MSFL

Purchase Contracts included therein), the MSFL Warrants, the MSFL Senior Debt Indenture, the MSFL Unit Agreement, the MSFL Unit Agreement Without Holders’ Obligations, the MSFL Warrant Agreement and any applicable Notes Terms Agreement, Units Terms Agreement or Warrants Terms Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Program Securities of MSFL; provided, however, that no representation is made as to whether the purchase of the Program Securities of MSFL constitutes a “prohibited transaction” under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Code.

(q)           There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of MSFL or the Guarantor and the Guarantor’s subsidiaries, taken as a whole, from that set forth in the Prospectus and the Time of Sale Prospectus, if applicable.

(r)           There are no legal or governmental proceedings pending or threatened to which MSFL or the Guarantor or any of the Guarantor’s consolidated subsidiaries is a party or to which any of the properties of MSFL or the Guarantor or any of the Guarantor’s consolidated subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Prospectus and the Time of Sale Prospectus, if applicable, and proceedings that would not have a material adverse effect on MSFL or the Guarantor and the Guarantor’s consolidated subsidiaries, taken as a whole, or on the power or ability of MSFL or the Guarantor to perform their respective obligations under this Agreement, the MSFL Senior Debt Indenture or the Program Securities or to consummate the transactions contemplated by the Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

(s)           Neither MSFL nor the Guarantor is or, after giving effect to the offering and sale of Program Securities of MSFL and the application of the proceeds thereof as described in the Prospectus will be, required to register as, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(t)           Each of MSFL, the Guarantor and the Guarantor’s consolidated subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus and the Time of Sale Prospectus, if applicable, except to the extent that the failure to obtain or file would not have a material adverse effect on MSFL or the Guarantor and the Guarantor’s consolidated subsidiaries, taken as a whole.

(u)           Morgan Stanley & Co. LLC is registered as a broker dealer and investment adviser with the Commission, is registered with the Commodity Futures Trading Commission as a futures commission merchant and is a member of the New York Stock Exchange LLC and the Financial Industry Regulatory Authority, Inc.

(v)           (i) None of MSFL, the Guarantor or any of the Guarantor’s consolidated subsidiaries or, to MSFL’s or the Guarantor’s knowledge, any affiliates, directors, officers or employees thereof, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any person to improperly influence official action by that person for the benefit of MSFL, the Guarantor, the Guarantor’s consolidated subsidiaries or MSFL’s or the Guarantor’s respective affiliates, or to otherwise secure any improper advantage, or to any person in violation of Anti-Corruption Laws.

(w)           The operations of MSFL, the Guarantor and each of the Guarantor’s consolidated subsidiaries are in material compliance with the Anti-Money Laundering Laws.

(x)           (i) None of MSFL, the Guarantor or any of the Guarantor’s consolidated subsidiaries or, to MSFL’s or the Guarantor’s knowledge, any affiliates, directors, officers or employees thereof, is a Person that is, or is owned or controlled by one or more Persons that are:

(A) the subject of Sanctions, or

(B) located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, North Korea and Syria).

(ii) In the past five years, MSFL, the Guarantor and each of the Guarantor’s consolidated subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any prohibited dealings or transactions with any Person, or in any country or territory, that, at the time of the dealing or transaction, is or was, or whose government is or was, the subject of Sanctions.

(y)           MSFL and the Guarantor will not directly nor, to MSFL’s and the Guarantor’s knowledge, indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject of Sanctions;

(ii) to fund or facilitate any money laundering or terrorist financing activities; or

(iii) in any other manner that will result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(z)           MSFL, the Guarantor and the Guarantor’s consolidated subsidiaries have conducted and will conduct their businesses in material compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, and Sanctions, and no investigation, inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving MSFL, the Guarantor or any of the Guarantor’s consolidated subsidiaries with respect to the Anti-Corruption Laws, the Anti-Money Laundering Laws or Sanctions is pending or, to the knowledge of MSFL or the Guarantor, threatened. MSFL, the Guarantor, each of the Guarantor’s consolidated subsidiaries and MSFL’s and the Guarantor’s respective affiliates have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws, Sanctions, and with the representations and warranties contained herein.

Notwithstanding the foregoing, it is understood and agreed that the representations and warranties set forth in Sections 2(b)(iii), 2(b)(iv), 2(b)(v), 2(b)(vi) and 2(b)(vii), 2(h) (except as to due authorization of the MSFL Notes and Indenture Pre-paid MSFL Purchase Contracts), 2(i) (except as to due authorization of the MSFL Units, Physically-settled Pre-paid MSFL Purchase Contracts and Non-Pre-paid MSFL Purchase Contracts), 2(j) (except as to due authorization of the MSFL Units), 2(k) (except as to due authorization of the MSFL Warrants), 2(l) (except as to due authorization of the Indenture Guarantee), 2(m) (except as to due authorization of the Unit Agreement Guarantee), 2(n) (except as to due authorization of the Unit Agreement Without Holders’ Obligations Guarantee), 2(o) (except as to due authorization of the Warrant Guarantee) and 2(p), when made as of the Commencement Date, or as of any date on which you solicit offers to purchase Program Securities of MSFL, with respect to any Program Securities the payments of principal or interest on which, or any other payments with respect to which, will be determined by reference to one or more currency exchange rates, commodities, securities of entities affiliated or unaffiliated with MSFL, baskets of such securities, equity indices or to other property or other factors, shall be deemed not to address the application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission.

3.           Solicitations as Agent; Purchases as Principal.

(a)           Solicitations as Agent. In connection with your actions as agent hereunder, you agree to use reasonable efforts to solicit offers to purchase Program Securities upon the terms and conditions set forth in the Prospectus as then amended or supplemented.

The relevant Issuer reserves the right, in its sole discretion, to instruct you to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Program Securities. Upon receipt of at least one business day’s prior notice from the relevant Issuer, you will forthwith suspend solicitations of offers to purchase Program Securities from the relevant Issuer until such time as the relevant Issuer has advised you that such solicitation may be resumed. While such solicitation is suspended, the relevant Issuer shall not be required to deliver any certificates, opinions or letters in accordance with Sections 6(a), 6(b) and 6(c); provided, however, that if the Registration Statement or Prospectus is amended or supplemented during the period of suspension (other than by an amendment or supplement providing solely for (i) in the case of Notes issued alone or as part of a Unit, a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes, (ii) in the case of Units, a change in the exercise price, exercise date or period or expiration of an underlying Warrant or a change in the settlement date or purchase or sale price of an underlying Purchase Contract, (iii) in the case of Warrants, a change in the exercise price, exercise date or period or expiration of a Warrant or (iv) for a change you deem to be immaterial), you shall not be required to resume soliciting offers to purchase Program Securities until the relevant Issuer has delivered such certificates, opinions and letters as you may request.

The relevant Issuer agrees to pay to you, as consideration for the sale of each Program Security resulting from a solicitation made or an offer to purchase received by you, a commission in the form of a discount from the purchase price of such Program Security equal to between 0.125% and 0.750% (depending upon, in the case of Notes, such Note’s maturity, in the case of Units, any underlying Note’s maturity or the terms of the Units and of the securities comprised by such Units or, in the case of Warrants, the expiration and terms of the Warrants) of the principal amount of such Note, in the case of Units, the face amount of such Unit, or, in the case of Warrants, the purchase price of such Warrant (provided that the commission for Notes having a maturity of, Units including Notes or other securities having a maturity of, or Warrants expiring in, 30 years or more will be negotiated) or such other discount as may be specified in the prospectus supplement relating to such Note, Unit or Warrant.

You shall communicate to the relevant Issuer, orally or in writing, each offer to purchase Program Securities received by you as agent that in your judgment should be considered by the relevant Issuer. The relevant Issuer shall have the sole right to accept offers to purchase Program Securities and may reject any offer in whole or in part. You shall have the right to reject any offer to purchase Program Securities that you consider to be unacceptable, and any such rejection shall not be deemed a breach of your agreements contained herein. The procedural details relating to the issue and delivery of Program

Securities sold by you as agent and the payment therefor shall be as set forth in the Administrative Procedures (as defined below).

(b)           Purchases as Principal. Each sale of Program Securities to you as principal shall be made in accordance with the terms of this Agreement. In connection with each such sale, the relevant Issuer will enter into a Notes Terms Agreement, Units Terms Agreement or Warrants Terms Agreement that will provide for the sale of such Program Securities to and the purchase thereof by you. Each Notes Terms Agreement, Units Terms Agreement or Warrants Terms Agreement will take the form of either (i) a written agreement between you and the relevant Issuer, which may be substantially in the form of Exhibit A, Exhibit A-1 or Exhibit A-2 (as applicable) hereto (in the case of Notes, a “Written Notes Terms Agreement,” in the case of Units, a “Written Units Terms Agreement” and in the case of Warrants, a “Written Warrants Terms Agreement”), or (ii) an oral agreement between you and the relevant Issuer confirmed in writing by you to the relevant Issuer.

Your commitment to purchase Program Securities as principal pursuant to a Notes Terms Agreement, Units Terms Agreement or Warrants Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the relevant Issuer and the Guarantor, if applicable, herein contained and shall be subject to the terms and conditions herein set forth. Each (i) Notes Terms Agreement shall specify the principal amount of Notes to be purchased by you pursuant thereto, the maturity date of such Notes, the price to be paid to the relevant Issuer for such Notes, the interest rate and interest rate formula, if any, applicable to such Notes and any other terms of such Notes, (ii) Units Terms Agreement shall specify (a) the information set forth in (i) above with respect to any Notes issued as part of a Unit, (b) with respect to any Warrants issued as part of a Unit, the exercise price, the exercise date or period, the expiration date and any other terms of such Warrants and (c) with respect to any Purchase Contracts issued as part of a Unit, the settlement date, the purchase or sale price or any other terms of such Purchase Contracts and (iii) Warrants Terms Agreement shall specify the exercise price, the exercise date or period, the expiration date and any other terms of such Warrants. Each such Notes Terms Agreement, Units Terms Agreement or Warrants Terms Agreement may also specify any requirements for officers’ certificates, opinions of counsel and letters from the independent auditors of the relevant Issuer and/or the Guarantor, if applicable, pursuant to Section 5. A Notes Terms Agreement, a Unit Terms Agreement and a Warrants Terms Agreement may also specify certain provisions relating to the reoffering of such Notes, Units or Warrants, as the case may be, by you.

Each Notes Terms Agreement, each Units Terms Agreement and each Warrants Terms Agreement shall specify the time and place of delivery of and payment for such Notes, Units or Warrants, as the case may be. Unless otherwise specified in a Notes Terms Agreement, a Units Terms Agreement or a Warrants Terms Agreement, the procedural details relating to the issue and delivery of Notes, Units or Warrants, as the case may be, purchased by you as principal and the payment therefor shall be as set forth in the Administrative Procedures. Each date of delivery of and payment for Program Securities to be purchased by you as principal pursuant to a Notes Terms Agreement, a

Units Terms Agreement, or a Warrants Terms Agreement, as the case may be, is referred to herein as a “Settlement Date.”

Unless otherwise specified in a Notes Terms Agreement, a Units Terms Agreement or a Warrants Terms Agreement, if you are purchasing Program Securities as principal, you may resell such Program Securities to other dealers. Any such sales may be at a discount, which shall not exceed the amount set forth in the Time of Sale Prospectus and Prospectus relating to such Notes, Units or Warrants.

(c)           Administrative Procedures. You and the relevant Issuer agree to perform the respective duties and obligations specifically provided to be performed in the Administrative Procedures (attached hereto as Exhibit B) (the “Administrative Procedures”), as amended from time to time. The Administrative Procedures may be amended only by written agreement of the relevant Issuer and you.

(d)           Delivery. The documents required to be delivered by Section 5 as a condition precedent to your obligation to begin soliciting offers to purchase Program Securities as agent of the relevant Issuer shall be delivered at the office of Davis Polk & Wardwell LLP, special counsel to Morgan Stanley and MSFL, not later than 4:00 p.m., New York City time, on the date hereof, or at such other time and/or place as you and the relevant Issuer may agree upon in writing, but in no event later than the day prior to the earlier of (i) the date on which you begin soliciting offers to purchase Program Securities and (ii) the first date on which the relevant Issuer accepts any offer by you to purchase Program Securities as principal. The date of delivery of such documents is referred to herein as the “Commencement Date.”

(e)           Free Writing Prospectuses. In connection with your actions hereunder, you covenant that, unless you obtain the prior consent of the relevant Issuer, you will not make any offer relating to the Program Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433(h) under the Securities Act, or that would otherwise constitute a free writing prospectus required to be filed with the Commission.

4.            Agreements. Each Issuer and the Guarantor, if applicable, agrees with you that:

(a)           The relevant Issuer will furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the relevant Issuer relating to the offering of the Program Securities and neither the relevant Issuer nor the Guarantor, if applicable, will use or refer to any proposed free writing prospectus to which you reasonably object.

(b)           Neither the relevant Issuer nor the Guarantor, if applicable, will take any action that would result in you or the relevant Issuer or the Guarantor, if applicable, being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by you or on your behalf that you otherwise would not have been required to file thereunder.

(c)           If the Time of Sale Prospectus is being used to solicit offers to buy Program Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of your counsel, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the relevant Issuer will forthwith prepare, file with the Commission and furnish, at the relevant Issuer’s own expense, to you and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(d)           Prior to the termination of the offering of the Program Securities pursuant to this Agreement or pursuant to any Notes Terms Agreement, Units Terms Agreement or Warrants Terms Agreement, neither the relevant Issuer nor the Guarantor, if applicable, will file any Time of Sale Prospectus or prospectus supplement (including any product supplement or pricing supplement) relating to the Program Securities or any amendment to the Registration Statement relating to the Program Securities unless the relevant Issuer or the Guarantor, if applicable, has previously furnished to you a copy thereof for your review and will not file any such proposed supplement or amendment to which you reasonably object; provided, however, that the foregoing requirement shall not apply to any of Morgan Stanley’s periodic filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 13(f), 14 or 15(d) of the Exchange Act, copies of which filings Morgan Stanley will cause to be delivered to you promptly after being transmitted for filing with the Commission. Subject to the foregoing sentence, the relevant Issuer and the Guarantor, if applicable, will promptly cause each supplement to the Basic Prospectus relating to the Program Securities (including any product supplement or pricing supplement) to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Securities Act. The relevant Issuer will promptly advise you (i) of the filing of any amendment or supplement to the Basic Prospectus, (ii) of the filing and effectiveness of any amendment to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Basic Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the relevant Issuer or the Guarantor, if applicable, of any notification with respect to the suspension of the qualification of the Program Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The relevant Issuer and the Guarantor, if applicable, will use its best efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as possible the withdrawal thereof. If the Basic Prospectus is amended or supplemented as a result of the filing under the Exchange Act of any document incorporated by reference in the Prospectus, you shall not be obligated to solicit offers to purchase Program Securities so long as you are not reasonably satisfied with such document.

(e)           If, at any time when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) relating to the Program Securities is required to be delivered under the Securities Act or made available to purchasers of the Program Securities, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act), as then amended or supplemented, is delivered to a purchaser, not misleading, or if, in your opinion or in the opinion of the relevant Issuer or the Guarantor, if applicable, it is necessary at any time to amend or supplement the Prospectus, as then amended or supplemented, to comply with applicable law, the relevant Issuer will immediately notify you by telephone (with confirmation in writing) to suspend solicitation of offers to purchase Program Securities and, if so notified by the relevant Issuer, you shall forthwith suspend such solicitation and cease using the Prospectus, as then amended or supplemented. If the relevant Issuer or the Guarantor, if applicable, shall decide to amend or supplement the Registration Statement or Prospectus, as then amended or supplemented, the relevant Issuer shall so advise you promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to you in such quantities as you may reasonably request. If any documents, certificates, opinions and letters furnished to you pursuant to Section 4(i) and Sections 6(a), 6(b) and 6(c) in connection with the preparation and filing of such amendment or supplement are satisfactory in all respects to you, upon the filing with the Commission of such amendment or supplement to the Prospectus or upon the effectiveness of an amendment to the Registration Statement, you will resume the solicitation of offers to purchase Program Securities hereunder. Notwithstanding any other provision of this Section 4(e), until the distribution of any Program Securities you may own as principal has been completed, if any event described above in this Section 4(e) occurs, the relevant Issuer and the Guarantor, if applicable, will, at its own expense, forthwith prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, satisfactory in all respects to you, will supply such amended or supplemented Prospectus to you in such quantities as you may reasonably request and shall furnish to you pursuant to Sections 4(i),  6(a), 6(b) and 6(c) such documents, certificates, opinions and letters as you may request in connection with the preparation and filing of such amendment or supplement.

(f)           Morgan Stanley will make generally available to its security holders and to you as soon as practicable earning statements that satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder covering a period of at least twelve months beginning, in each case, not later than the first day of Morgan Stanley’s fiscal quarter next following the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement with respect to each sale of Program Securities.

(g)           The relevant Issuer will furnish in New York City, without charge, (i) to you, a signed copy of the Registration Statement, including exhibits and all amendments thereto, and as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request and (ii) to the extent that you purchase Program Securities pursuant to a Notes Terms Agreement, Units Terms Agreement or Warrants Terms Agreement or solicit an offer to purchase Program Securities that is accepted by the relevant Issuer, prior to 10:00 a.m., New York City time, on the business day next succeeding the date of such Notes Terms Agreement, Units Terms Agreement or Warrants Terms Agreement or the acceptance of such offer, as many copies of the Prospectus, as then amended or supplemented (including the Time of Sale Prospectus and the prospectus supplement relating to the Program Securities to be purchased pursuant to such Notes Terms Agreement, Units Terms Agreement or Warrants Terms Agreement or accepted offer), as you may reasonably request.

(h)           The relevant Issuer and the Guarantor, if applicable, will endeavor to qualify the Program Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(i)            During the term of this Agreement, the relevant Issuer and the Guarantor, if applicable, shall furnish to you such relevant documents and certificates of officers of the relevant Issuer and the Guarantor, if applicable, relating to the business, operations and affairs of the relevant Issuer and the Guarantor, if applicable, the Registration Statement, the Basic Prospectus, any amendments or supplements thereto, any Time of Sale Prospectus, the Indentures, the Unit Agreements, the Unit Agreements Without Holders’ Obligations, the Warrant Agreements, the Notes, the Units, the Warrants, the Purchase Contracts, this Agreement, the Administrative Procedures, any Notes Terms Agreement, Units Terms Agreement or Warrants Terms Agreement and the performance by the relevant Issuer and the Guarantor, if applicable, of its obligations hereunder or thereunder as you may from time to time reasonably request.

(j)            The relevant Issuer shall notify you promptly in writing of any downgrading, or of its receipt of any notice of any intended or potential downgrading or of any review for possible change that does not indicate the direction of the possible change, in the rating accorded the relevant Issuer or the Guarantor, if applicable, or any of the securities of the relevant Issuer or the Guarantor, if applicable, or in the rating outlook for the relevant Issuer or the Guarantor, if applicable, by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act, or Rating and Investment Information, Inc.

(k)           Whether or not any sale of Program Securities is consummated or this Agreement or any Notes Terms Agreement, Units Terms Agreement or Warrants Terms Agreement is terminated, the relevant Issuer or the Guarantor, if applicable, will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement and any Notes Terms Agreement, Units Terms Agreement or Warrants Terms Agreement, including: (i) the fees, disbursements and expenses of the relevant Issuer’s counsel and the Guarantor’s counsel, if applicable, and the relevant Issuer’s accountants and the Guarantor’s accountants, if applicable, of the Trustees and their counsel, of the Unit Agent and its counsel, and of the Warrant Agent and its counsel, in connection with the registration and delivery of the Program Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Prospectus, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the relevant Issuer or the Guarantor, if applicable, and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to you and the dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Program Securities to you, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Program Securities under state securities laws and all expenses in connection with the qualification of the Program Securities for offer and sale under state securities laws as provided in Section 4(h), including filing fees and the reasonable fees and disbursements of your counsel in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of your counsel incurred in connection with any review and qualification of the offering of the Program Securities by the Financial Industry Regulatory Authority, Inc., (v) any fees charged by the rating agencies for the rating of the Program Securities, (vi) all fees and expenses in connection with the preparation and filing of any registration statement on Form 8-A relating to any Program Securities and all costs and expenses incident to listing the Program Securities on any national securities exchanges and foreign stock exchanges, (vii) the cost of the preparation, issuance and delivery of the Program Securities, (viii) the costs and charges of any trustee, transfer agent, registrar or depositary, (ix) the costs and expenses of the relevant Issuer and the Guarantor, if applicable, relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Program Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the relevant Issuer or the Guarantor, if applicable, travel and lodging expenses of the representatives and officers of the relevant Issuer and the Guarantor, if applicable, and any such consultants, and the cost of any aircraft chartered in connection with the road show, (x) the document production charges and expenses associated with printing this Agreement, the Indentures, the Unit Agreements, the Unit Agreements Without Holders’ Obligations, the Warrant Agreements, any Notes Terms Agreement, any Units Terms Agreement and any Warrants Terms Agreement, (xi) the fees and disbursements of your counsel incurred in connection with the commencement of the offering and sale of the Program Securities, including any opinions to be rendered by such counsel hereunder, (xii) any out of pocket expenses incurred by you (provided that any advertising expenses incurred by you shall have been approved by the relevant Issuer) and (xiii) all other costs and expenses incident to the performance of the obligations of the relevant Issuer and the Guarantor, if applicable, hereunder for which provision is not otherwise made in this Section 4. It is understood, however, that except as provided in this Section 4 and Section 7 entitled “Indemnity and Contribution,” you will pay all of your costs and expenses, including fees and disbursements of your counsel, transfer taxes payable on resale of any of the Program Securities by you and any advertising expenses connected with any offers you may make.

(l)           If the third anniversary of the initial effective date of the Registration Statement occurs during an offering of Program Securities before all of the Program Securities then being offered have been sold by you, prior to the third anniversary the relevant Issuer and the Guarantor, if applicable, will file a new shelf registration statement and take any other action necessary to permit the public offering of the Program Securities to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission or that automatically becomes effective upon filing with the Commission in accordance with Rule 462(e) under the Securities Act.

(m)          During the period beginning on the date of any Notes Terms Agreement, Units Terms Agreement or Warrants Terms Agreement relating to Notes, Units or Warrants, as the case may be, and continuing to and including the Settlement Date with respect to such Notes Terms Agreement, Units Terms Agreement or Warrants Terms Agreement, the relevant Issuer will not, without your prior consent, offer, sell, contract to sell or otherwise dispose of (i) in the case of Notes, any debt securities of the relevant Issuer substantially similar to the Notes set forth in such Notes Terms Agreement (other than (A) the Notes that are to be sold pursuant to such Notes Terms Agreement, (B) Notes previously agreed to be sold by the relevant Issuer and (C) commercial paper issued in the ordinary course of business), (ii) in the case of Units, any securities substantially similar to such Units (other than (A) the Units that are sold pursuant to such Units Terms Agreement or (B) Units previously agreed to be sold by the relevant Issuer), or (iii) in the case of Warrants, any securities substantially similar to such Warrants (other than (A) the Warrants that are sold pursuant to such Warrants Terms Agreement or (B) Warrants previously agreed to be sold by the relevant Issuer) in each case, except as may otherwise be provided in the applicable Notes Terms Agreement, Units Terms Agreement or Warrants Terms Agreement.

(n)           Unless otherwise notified by you, the relevant Issuer and the Guarantor, if applicable, will prepare a final term sheet (a “Term Sheet”) relating to each offering of the Program Securities, containing only information that describes the final terms of the Program Securities or the offering, in a form consented to by you, and will file such Term Sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Program Securities.

(o)           In respect of any Program Securities which have a maturity of less than one year where either (a) the issue proceeds of such Program Securities are received by the relevant Issuer in the United Kingdom or (b) the activity of issuing such Program Securities is carried on from an establishment maintained by the relevant Issuer in the United Kingdom, the relevant Issuer will issue such Program Securities only if the following conditions apply (or the Program Securities can otherwise be issued without contravention of Section 19 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)): (i) you represent, warrant and agree in the terms relating to the Program Securities set out in Section 9(d); and (ii) the redemption value of each such Program Security is not less than ₤100,000 (or an amount of equivalent value denominated wholly or partly in a currency other than sterling), and no part of any Program Security may be transferred unless the redemption value of that part is not less than ₤100,000 (or such an equivalent amount).

5.           Conditions of the Obligations of the Agent. Your obligation to solicit offers to purchase Program Securities as agent of the relevant Issuer, your obligation to purchase Program Securities as principal pursuant to any Notes Terms Agreement, Units Terms Agreement or Warrants Terms Agreement and the obligation of any other purchaser to purchase Program Securities will be subject to the accuracy of the representations and warranties on the part of the relevant Issuer and the Guarantor, if applicable, herein, to the accuracy of the statements of the officers of the relevant Issuer and the Guarantor, if applicable, made in each certificate furnished pursuant to the provisions hereof and to the performance and observance by the relevant Issuer and the Guarantor, if applicable, of all covenants and agreements herein contained on its part to be performed and observed (in the case of your obligation to solicit offers to purchase Program Securities, at the time of such solicitation, and, in the case of your or any other purchaser’s obligation to purchase Program Securities, at the time the relevant Issuer accepts the offer to purchase such Program Securities and at the time of issuance and delivery) and (in each case) to the following additional conditions precedent when and as specified:

(a)           Prior to such solicitation or purchase, as the case may be:

(i)           there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of Morgan Stanley and its consolidated subsidiaries, taken as a whole, and, in the case of Program Securities to be issued by MSFL, MSFL, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Program Securities on the terms and in the manner contemplated by the Time of Sale Prospectus;

(ii)           there shall not have occurred any (A) suspension or material limitation of trading generally on or by, as the case may be, any of the New York Stock Exchange, the NYSE American, The NASDAQ Stock Market LLC, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (B) suspension of trading of any securities of the relevant Issuer or the Guarantor, if applicable, on any exchange or in any over the counter market, (C) material disruption in securities settlement, payment or clearance services in the United States or, in the event of a global offering, in any relevant foreign jurisdiction, (D) declaration of any moratorium on commercial banking activities by Federal or New York State authorities or (E) any outbreak or escalation of hostilities or any change in financial markets (or, if the relevant Program Securities are denominated in a currency other than U.S. dollars, any change in currency exchange rates or controls) or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (E), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Program Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus; and

(iii)         there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the relevant Issuer or the Guarantor, if applicable, or any of the securities of the relevant Issuer or the Guarantor, if applicable, or in the rating outlook for the relevant Issuer or the Guarantor, if applicable, by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act, or Rating and Investment Information, Inc.;

(A)           except, in each case described in paragraph (i), (ii) or (iii) above, as disclosed to you in writing by the relevant Issuer or the Guarantor, if applicable, prior to such solicitation or, in the case of a purchase of Program Securities, before the offer to purchase such Program Securities was made or (B) unless in each case described in (ii) above, the relevant event shall have occurred and been known to you prior to such solicitation or, in the case of a purchase of Program Securities, before the offer to purchase such Program Securities was made.

(b)           On the Commencement Date and, if called for by any Notes Terms Agreement, Units Terms Agreement or Warrants Terms Agreement, on the corresponding Settlement Date, you shall have received:

(i)            The opinion, dated as of such date, of Davis Polk & Wardwell LLP, special counsel to Morgan Stanley and MSFL, or of other counsel satisfactory to you and who may be an officer of an Issuer or the Guarantor, to the effect that:

(A)           Morgan Stanley has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended;

(B)           MSFL is validly existing as a limited liability company in good standing under the laws of the State of Delaware;

(C)           each of Morgan Stanley and MSFL has the power and authority to own its property and to conduct its business as described in the Prospectus, as amended or supplemented, and the Time of Sale Prospectus, if applicable, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on Morgan Stanley and its consolidated subsidiaries, taken as a whole;

(D)           each of Morgan Stanley & Co. LLC and Morgan Stanley International Holdings Inc. is validly existing as a limited liability company or corporation, as applicable, in good standing under the laws of the jurisdiction of its formation or incorporation, as applicable, has the power and authority to own its property and to conduct its business as described in the Prospectus, as amended or supplemented, and the Time of Sale Prospectus, if applicable, and, to the best of such counsel’s knowledge, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on Morgan Stanley and its consolidated subsidiaries, taken as a whole;

(E)            each of Morgan Stanley and MSFL, and, to the best of such counsel’s knowledge, Morgan Stanley & Co. LLC and Morgan Stanley International Holdings Inc. has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, as amended or supplemented, and the Time of Sale Prospectus, if applicable, except to the extent that the failure to obtain or file would not have a material adverse effect on Morgan Stanley and its consolidated subsidiaries, taken as a whole;

(F)           each of this Agreement and any applicable Written Notes Terms Agreement, Written Units Terms Agreement or Written Warrants Terms Agreement has been duly authorized, executed and delivered by Morgan Stanley and MSFL;

(G)           each Morgan Stanley Indenture has been duly qualified under the Trust Indenture Act and each of the Morgan Stanley Senior Debt Indenture, the Morgan Stanley Subordinated Debt Indenture, the Morgan Stanley Unit Agreement, the Morgan Stanley Unit Agreement Without Holders’ Obligations and the Morgan Stanley Warrant

Agreement has been duly authorized, executed and delivered by Morgan Stanley and is a valid and binding agreement of Morgan Stanley, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel need not express an opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of Morgan Stanley Notes or Morgan Stanley Purchase Contracts to the extent determined to constitute unearned interest;

(H)           the MSFL Senior Debt Indenture has been duly qualified under the Trust Indenture Act and each of the MSFL Senior Debt Indenture, the MSFL Unit Agreement, the MSFL Unit Agreement Without Holders’ Obligations and the MSFL Warrant Agreement has been duly authorized, executed and delivered by MSFL and is a valid and binding agreement of MSFL, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel need not express an opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above, (ii) any provision of the MSFL Senior Debt Indenture, the MSFL Unit Agreement, the MSFL Unit Agreement Without Holders’ Obligations or the MSFL Warrant Agreement that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation as Guarantor and (iii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of MSFL Notes or MSFL Purchase Contracts to the extent determined to constitute unearned interest;

(I)           the forms of Morgan Stanley Notes (including the forms of Indenture Pre-paid Morgan Stanley Purchase Contracts), whether issued alone or as part of a Morgan Stanley Unit, have been duly authorized by Morgan Stanley and established in conformity with the provisions of the relevant Morgan Stanley Indenture and [certain terms of the Morgan Stanley Notes have been established pursuant to resolutions of the Board of Directors of Morgan Stanley and Officer’s Certificates (as defined in the Morgan Stanley Indentures) dated the date of such opinion and, when such other terms as are to be established by the officers of Morgan Stanley given authority to do so by the Board of Directors of Morgan Stanley shall have been established, all such terms will have been duly authorized by Morgan Stanley and will have been established in conformity with the provisions of the relevant Morgan Stanley Indenture,]1 [the terms of the Morgan Stanley Notes have been established pursuant to resolutions of the Board of Directors of Morgan Stanley and all such terms have been duly authorized by Morgan Stanley and have been established in conformity with the provisions of the relevant Morgan Stanley Indenture,]2 and, if the Morgan Stanley Notes and the Indenture Pre-paid Morgan Stanley Purchase Contracts had been duly executed by Morgan Stanley and authenticated by the relevant Morgan Stanley Trustee or its duly appointed agent on the date of such opinion in accordance with the provisions of the relevant Morgan Stanley Indenture, all conditions precedent provided for in the applicable Morgan Stanley Indenture that relate to the authentication and delivery of the Morgan Stanley Notes and the Indenture Pre-paid Morgan Stanley Purchase Contracts would have been complied with and if the Morgan Stanley Notes and Indenture Pre-paid Morgan Stanley Purchase Contracts had been delivered to and duly paid for by the purchasers thereof on the date of such opinion, such Morgan Stanley Notes and the Indenture Pre-paid Morgan Stanley Purchase Contracts would be entitled to the benefits of such Morgan Stanley Indenture and would be valid and binding obligations of Morgan Stanley enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel need not express an opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of Morgan Stanley Notes or Morgan Stanley Purchase Contracts to the extent determined to constitute unearned interest;

(J)           the forms of MSFL Notes (including the forms of Indenture Pre-paid MSFL Purchase Contracts), whether issued alone or as part of a MSFL Unit, have been duly authorized by MSFL and established in conformity with the provisions of the MSFL Senior Debt Indenture and [certain terms of the MSFL Notes have been established pursuant to resolutions of the Board of Managers of MSFL and Officer’s Certificates (as defined in the MSFL Senior Debt Indenture) dated the

1 To be included in an opinion delivered on the Commencement Date.

2 To be included in an opinion called for by a Notes Terms Agreement, Units Terms Agreement or Warrants Terms Agreement, as applicable.

date of such opinion and, when such other terms as are to be established by the officers of MSFL given authority to do so by the Board of Managers of MSFL shall have been established, all such terms will have been duly authorized by MSFL and will have been established in conformity with the provisions of the MSFL Senior Debt Indenture,]1 [the terms of the MSFL Notes have been established pursuant to resolutions of the Board of Managers of MSFL and all such terms have been duly authorized by MSFL and have been established in conformity with the provisions of the MSFL Senior Debt Indenture,]2 and, if the MSFL Notes and the Indenture Pre-paid MSFL Purchase Contracts had been duly executed by MSFL and authenticated by the MSFL Trustee or its duly appointed agent on the date of such opinion in accordance with the provisions of the MSFL Senior Debt Indenture, all conditions precedent provided for in the MSFL Senior Debt Indenture that relate to the authentication and delivery of the MSFL Notes and the Indenture Pre-paid MSFL Purchase Contracts would have been complied with and if the MSFL Notes and Indenture Pre-paid MSFL Purchase Contracts had been delivered to and duly paid for by the purchasers thereof on the date of such opinion, such MSFL Notes and the Indenture Pre-paid MSFL Purchase Contracts would be entitled to the benefits of such MSFL Senior Debt Indenture and would be valid and binding obligations of MSFL enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel need not express an opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of MSFL Notes or MSFL Purchase Contracts to the extent determined to constitute unearned interest;

(K)           the Indenture Guarantee has been duly authorized, executed and delivered by the Guarantor and, if such terms of the MSFL Notes or the Indenture Pre-paid MSFL Purchase Contracts as are to be established by the officers of MSFL given authority to do so by the Board of Managers of MSFL had been established and if the MSFL Notes or the Indenture Pre-paid MSFL Purchase Contracts had been duly executed by MSFL and authenticated by the MSFL Trustee or its duly appointed agent on the date of such opinion in accordance with the provisions of the MSFL Senior Debt Indenture and delivered to and duly paid for by the purchasers thereof on the date of such opinion, the Indenture Guarantee with respect to such MSFL Notes or Indenture Pre-paid MSFL Purchase Contracts, as applicable, would be a valid and binding obligation of the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel need not express an opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above, (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation as Guarantor and (iii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of MSFL Notes or MSFL Purchase Contracts to the extent determined to constitute unearned interest;

(L)           the forms of Morgan Stanley Units under the Morgan Stanley Unit Agreement, including the forms of Physically-settled Pre-paid Morgan Stanley Purchase Contracts and Non-Pre-paid Morgan Stanley Purchase Contracts, have been duly authorized by Morgan Stanley and established in conformity with the provisions of the Morgan Stanley Unit Agreement, and [certain terms of those Morgan Stanley Purchase Contracts have been established pursuant to resolutions of the Board of Directors of Morgan Stanley and Officer’s Certificates (as defined in the Morgan Stanley Unit Agreement) dated the date of such opinion and, when such other terms as are to be established by the officers of Morgan Stanley given authority to do so by the Board of Directors of Morgan Stanley shall have been established, all such terms will have been duly authorized by Morgan Stanley and will have been established in conformity with the provisions of the Morgan Stanley Unit Agreement]1 [the terms of those Morgan Stanley Purchase Contracts have been established pursuant to resolutions of the Board of Directors of Morgan Stanley and all such terms have been duly authorized by Morgan Stanley and have been established in conformity with the provisions of the Morgan Stanley Unit Agreement]2. If such Morgan Stanley Units (including the Physically-settled Pre-paid Morgan Stanley Purchase Contracts and the Non-Pre-paid Morgan Stanley Purchase Contracts contained therein) had been delivered (and any Morgan Stanley Purchase Contracts included therein had been duly executed by Morgan Stanley and executed and countersigned by the Morgan Stanley Unit Agent) on the date of such opinion, all conditions precedent provided for in the Morgan Stanley Unit Agreement that relate to the delivery of the Morgan Stanley Units and the countersignature and execution of the Morgan Stanley Purchase Contracts would have been complied with and, if such Morgan Stanley Units (including the Physically-settled Pre-paid Morgan Stanley Purchase Contracts and the Non-Pre-paid Morgan Stanley Purchase Contracts) had been duly paid for by the purchasers thereof, such Morgan Stanley Units (including the

Physically-settled Pre-paid Morgan Stanley Purchase Contracts and the Non-Pre-paid Morgan Stanley Purchase Contracts) would be entitled to the benefits of the Morgan Stanley Unit Agreement and would be valid and binding obligations of Morgan Stanley, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel need not express an opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above;

(M)           the forms of MSFL Units under the MSFL Unit Agreement, including the forms of Physically-settled Pre-paid MSFL Purchase Contracts and Non-Pre-paid MSFL Purchase Contracts, have been duly authorized by MSFL and established in conformity with the provisions of the MSFL Unit Agreement and [certain terms of those MSFL Purchase Contracts have been established pursuant to resolutions of the Board of Managers of MSFL and Officer’s Certificates (as defined in the MSFL Unit Agreement) dated the date of such opinion and, when such other terms as are to be established by the officers of MSFL given authority to do so by the Board of Managers of MSFL shall have been established, all such terms will have been duly authorized by MSFL and will have been established in conformity with the provisions of the MSFL Unit Agreement]1 [the terms of those MSFL Purchase Contracts have been established pursuant to resolutions of the Board of Managers of MSFL and all such terms have been duly authorized by MSFL and have been established in conformity with the provisions of the MSFL Unit Agreement]2. If such MSFL Units (including the Physically-settled Pre-paid MSFL Purchase Contracts or the Non-Pre-paid MSFL Purchase Contracts contained therein) had been delivered (and any MSFL Purchase Contracts included therein had been duly executed by MSFL and executed and countersigned by the MSFL Unit Agent) on the date of such opinion, all conditions precedent provided for in the MSFL Unit Agreement that relate to the delivery of the MSFL Units and the countersignature and execution of the MSFL Purchase Contracts would have been complied with and, if such MSFL Units (including the Physically-settled Pre-paid MSFL Purchase Contracts or the Non-Pre-paid MSFL Purchase Contracts) had been duly paid for by the purchasers thereof, such MSFL Units (including the Physically-settled Pre-paid MSFL Purchase Contracts and the Non-Pre-paid MSFL Purchase Contracts, as applicable) would be entitled to the benefits of the MSFL Unit Agreement and would be valid and binding obligations of MSFL, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel need not express an opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above;

(N)           the Unit Agreement Guarantee has been duly authorized, executed and delivered by the Guarantor and, if such terms of the MSFL Units as are to be established by the officers of MSFL given authority to do so by the Board of Managers of MSFL had been established and if the Physically-settled Pre-paid MSFL Purchase Contracts or the Non-Pre-paid MSFL Purchase Contracts had been duly executed by MSFL and executed and countersigned by the MSFL Unit Agent on the date of such opinion in accordance with the provisions of the MSFL Unit Agreement and the MSFL Units had been delivered to and duly paid for by the purchasers thereof on the date of such opinion, the Unit Agreement Guarantee with respect to such MSFL Units would be a valid and binding obligation of the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel need not express an opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Unit Agreement that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation as Guarantor;

(O)           the forms of Morgan Stanley Units under the Morgan Stanley Unit Agreement Without Holders’ Obligations have been duly authorized by Morgan Stanley and established in conformity with the provisions of the Morgan Stanley Unit Agreement Without Holders’ Obligations and [certain terms of those Morgan Stanley Units have been established pursuant to resolutions of the Board of Directors of Morgan Stanley and Officer’s Certificates (as defined in the Morgan Stanley Unit Agreement Without Holders’ Obligations) dated the date of such opinion, and when such other terms as are to be established by the officers of Morgan Stanley given authority to do so by the Board of Directors of Morgan Stanley shall have been established, all such terms will have been duly authorized by Morgan Stanley and will have been established in conformity with the provisions of the Morgan Stanley Unit Agreement Without Holders’ Obligations]1[the terms of those Morgan Stanley Units have been established pursuant to resolutions of the Board of Directors of Morgan Stanley and all such terms have been duly authorized by Morgan Stanley and have been established in conformity with the provisions of the Morgan Stanley Unit Agreement

Without Holders’ Obligations]2. If such Morgan Stanley Units had been delivered on the date of such opinion, all conditions precedent provided for in the Morgan Stanley Unit Agreement Without Holders’ Obligations that relate to the delivery of the Morgan Stanley Units would have been complied with and, if such Morgan Stanley Units had been duly paid for by the purchasers thereof, such Morgan Stanley Units would be entitled to the benefits of the Morgan Stanley Unit Agreement Without Holders’ Obligations and would be valid and binding obligations of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel need not express an opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above;

(P)           the forms of MSFL Units under the MSFL Unit Agreement Without Holders’ Obligations have been duly authorized by MSFL and established in conformity with the provisions of the MSFL Unit Agreement Without Holders’ Obligations and [certain terms of those MSFL Units have been established pursuant to resolutions of the Board of Managers of MSFL and Officer’s Certificates (as defined in the MSFL Unit Agreement Without Holders’ Obligations) dated the date of such opinion, and when such other terms as are to be established by the officers of MSFL given authority to do so by the Board of Managers of MSFL shall have been established, all such terms will have been duly authorized by MSFL and will have been established in conformity with the provisions of the MSFL Unit Agreement Without Holders’ Obligations]1[the terms of those MSFL Units have been established pursuant to resolutions of the Board of Managers of MSFL and all such terms have been duly authorized by MSFL and have been established in conformity with the provisions of the MSFL Unit Agreement Without Holders’ Obligations]2. If such MSFL Units had been delivered on the date of such opinion, all conditions precedent provided for in the MSFL Unit Agreement Without Holders’ Obligations that relate to the delivery of the MSFL Units would have been complied with and, if such MSFL Units had been duly paid for by the purchasers thereof, such MSFL Units would be entitled to the benefits of the MSFL Unit Agreement Without Holders’ Obligations and would be valid and binding obligations of MSFL, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel need not express an opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above;

(Q)           the Unit Agreement Without Holders’ Obligations Guarantee has been duly authorized, executed and delivered by the Guarantor and, if such terms of the MSFL Units as are to be established by the officers of MSFL given authority to do so by the Board of Managers of MSFL had been established and if the MSFL Units had been delivered to and duly paid for by the purchasers thereof on the date of such opinion, the Unit Agreement Without Holders’ Obligations Guarantee with respect to such MSFL Units would be a valid and binding obligation of the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel need not express an opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Unit Agreement Without Holders’ Obligations that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation as Guarantor;

(R)           the forms of Morgan Stanley Warrants, whether issued alone or as part of a Morgan Stanley Unit, have been duly authorized by Morgan Stanley and established in conformity with the provisions of the Morgan Stanley Warrant Agreement and [certain terms of the Morgan Stanley Warrants have been established pursuant to resolutions of the Board of Directors of Morgan Stanley and Officer’s Certificates (as defined in the Morgan Stanley Warrant Agreement) dated the date of such opinion and, when such other terms as are to be established by the officers of Morgan Stanley given authority to do so by the Board of Directors of Morgan Stanley shall have been established, all such terms will have been duly authorized by Morgan Stanley and will have been established in conformity with the provisions of the Morgan Stanley Warrant Agreement]1 [the terms of the Morgan Stanley Warrants have been established pursuant to resolutions of the Board of Directors of Morgan Stanley and all such terms have been duly authorized by Morgan Stanley and have been established in conformity with the provisions of the Morgan Stanley Warrant Agreement]2. If such Morgan Stanley Warrants had been delivered (and had been duly executed by Morgan Stanley and countersigned by the Morgan Stanley Warrant Agent) on the date of such opinion, all conditions precedent provided for in the Morgan Stanley Warrant Agreement that relate to the countersignature and execution of the Morgan Stanley Warrants would have been complied with and, if such Morgan Stanley Warrants had been duly paid for by the purchasers thereof, such Morgan Stanley Warrants would be entitled to the benefits of the Morgan Stanley Warrant Agreement, and would be valid and binding obligations of Morgan Stanley, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel need not express an opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above;

(S)           the forms of MSFL Warrants, whether issued alone or as part of a MSFL Unit, have been duly authorized by MSFL and established in conformity with the provisions of the MSFL Warrant Agreement and [certain terms of the MSFL Warrants have been established pursuant to resolutions of the Board of Managers of MSFL and Officer’s Certificates (as defined in the MSFL Warrant Agreement) dated the date of such opinion and, when such other terms as are to be established by the officers of MSFL given authority to do so by the Board of Managers of MSFL shall have been established, all such terms will have been duly authorized by MSFL and will have been established in conformity with the provisions of the MSFL Warrant Agreement]1 [the terms of the MSFL Warrants have been established pursuant to resolutions of the Board of Managers of MSFL and all such terms have been duly authorized by MSFL and have been established in conformity with the provisions of the MSFL Warrant Agreement]2. If such MSFL Warrants had been delivered (and had been duly executed by MSFL and countersigned by the MSFL Warrant Agent) on the date of such opinion, all conditions precedent provided for in the MSFL Warrant Agreement that relate to the countersignature and execution of the MSFL Warrants would have been complied with and, if such MSFL Warrants had been duly paid for by the purchasers thereof, such MSFL Warrants would be entitled to the benefits of the MSFL Warrant Agreement, and would be valid and binding obligations of MSFL, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel need not express an opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above;

(T)           the Warrant Guarantee has been duly authorized, executed and delivered by the Guarantor and, if such terms of the MSFL Warrants as are to be established by the officers of MSFL given authority to do so by the Board of Managers of MSFL had been established and if the MSFL Warrants had been delivered (and had been duly executed by MSFL and countersigned by the MSFL Warrant Agent) on the date of such opinion and duly paid for by the purchasers thereof, the Warrant Guarantee with respect to such MSFL Warrants would be a valid and binding obligation of the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel need not express an opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Warrant Agreement that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation as Guarantor;

(U)           the execution and delivery by Morgan Stanley of, and the performance by Morgan Stanley of its obligations under, this Agreement, the Morgan Stanley Notes and Indenture Pre-paid Morgan Stanley Purchase Contracts (whether issued alone or as part of a Morgan Stanley Unit), the Morgan Stanley Units (including any Morgan Stanley Purchase Contracts included therein), the Morgan Stanley Warrants (whether issued alone or as part of a Morgan Stanley Unit), the Indenture Guarantee, the Unit Agreement Guarantee, the Unit Agreement Without Holders’ Obligations Guarantee, the Warrant Guarantee, the Morgan Stanley Indentures, the Morgan Stanley Unit Agreement, the Morgan Stanley Unit Agreement Without Holders’ Obligations, the Morgan Stanley Warrant Agreement, the MSFL Senior Debt Indenture, the MSFL Unit Agreement, the MSFL Unit Agreement Without Holders’ Obligations, the MSFL Warrant Agreement and any applicable Notes Terms Agreement, Units Terms Agreement or Warrants Terms Agreement (each, a “Morgan Stanley Document” and collectively, the “Morgan Stanley Documents”) will not contravene any provision of applicable law or the certificate of incorporation or bylaws of Morgan Stanley or, to the best of such counsel’s knowledge, any agreement or other instrument binding upon Morgan Stanley or any of its subsidiaries that is material to Morgan Stanley and its consolidated subsidiaries, taken as a whole, or, to the best of such counsel’s knowledge, any judgment, order or decree of any U.S. governmental body, agency or court having jurisdiction over Morgan Stanley or any of its consolidated subsidiaries;

(V)           the execution and delivery by MSFL of, and the performance by MSFL of its obligations under, this Agreement, the MSFL Notes and Indenture Pre-paid MSFL Purchase Contracts (whether issued alone or as part of an MSFL Unit), the MSFL Units (including any MSFL Purchase Contracts included therein), the MSFL Warrants (whether issued alone or as part of an MSFL Unit), the MSFL Senior Debt Indenture, the MSFL Unit Agreement, the MSFL Unit Agreement Without Holders’ Obligations, the MSFL Warrant Agreement and any applicable Notes Terms Agreement, Units Terms Agreement or Warrants Terms Agreement (each, an “MSFL Document” and collectively, the “MSFL Documents” and, together with the Morgan Stanley Documents, the “Documents”) will not contravene any provision of applicable law or the certificate of formation or limited liability company agreement of MSFL or, to the best of such counsel’s knowledge, any agreement or other instrument binding upon MSFL that is material to MSFL, or, to the best of such counsel’s knowledge, any judgment, order or decree of any U.S. governmental body, agency or court having jurisdiction over MSFL;

(W)           no consent, approval, authorization or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in such counsel’s experience is normally applicable in relation to transactions of the type contemplated by the Documents, or the General Corporation Law of the State of Delaware or the Delaware Limited Liability Company Act, is required for the execution, delivery and performance by the relevant Issuer or the Guarantor, if applicable, of their respective obligations under each Document to which it is a party, except such as may be required under federal or state securities or blue sky laws as to which such counsel need not express an opinion; provided, however, that such counsel need not express an opinion on whether the purchase of the Program Securities constitutes a “prohibited transaction” under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended;

(X)            the statements relating to legal matters, documents or proceedings included (1) in the Prospectus, as then amended or supplemented, and the Time of Sale Prospectus, if applicable, under the captions “Description of Notes” (in the applicable prospectus supplement), “Description of Debt Securities” (in the Basic Prospectus), “Description of Units” (in the applicable prospectus supplement and the Basic Prospectus), “Plan of Distribution (Conflicts of Interest)” (in the applicable prospectus supplement and the Basic Prospectus), “Description of Purchase Contracts” (in the Basic Prospectus) and “Description of Warrants” (in the applicable prospectus supplement and the Basic Prospectus), (2) in the Registration Statement, as then amended or supplemented, under Item 15, (3) in “Item 3. Legal Proceedings” of Part I of the most recent annual report on Form 10-K incorporated by reference in the Prospectus and the Time of Sale Prospectus, if applicable, and (4) in “Item 1. Legal Proceedings” of

Part II of the quarterly reports on Form 10-Q, if any, filed since such annual report and incorporated by reference in the Prospectus and the Time of Sale Prospectus, if applicable, in each case fairly summarize in all material respects such matters, documents or proceedings;

(Y)           after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which Morgan Stanley, MSFL or any of Morgan Stanley’s consolidated subsidiaries is a party or to which any of the properties of Morgan Stanley, MSFL or any of Morgan Stanley’s consolidated subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus, as then amended or supplemented, and are not so described or of any U.S. federal or state statutes, regulations, contracts or other documents governed by U.S. federal or state law that are required to be described in the Registration Statement or the Prospectus, as then amended or supplemented, or to be filed or incorporated by reference as exhibits to such Registration Statement that are not described, filed or incorporated by reference as required;

(Z)           neither Morgan Stanley nor MSFL is, and after giving effect to the offering and sale of the Program Securities and the application of the proceeds thereof as described in the Prospectus nor will it be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(AA)        the Registration Statement is effective under the Securities Act and, to the best of such counsel’s knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceeding for that purpose has been initiated or threatened by the Commission; and

(BB)        (1) in the opinion of such counsel (A) each document filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus, as then amended or supplemented, and the Time of Sale Prospectus, if applicable (except for the financial statements and financial schedules and other financial or accounting data included therein, as to which such counsel need not express any opinion), appears on its face to be appropriately responsive as of its filing date in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder and (B) the Registration Statement and the Prospectus, as then amended or supplemented, if applicable (except for the financial statements and financial schedules and other financial or accounting data included therein and except for those parts of the Registration Statement that constitute the Forms T-1, as to which such counsel need not express any opinion), appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, and (2) nothing has come to the attention of such counsel that causes such counsel to believe that, insofar as relevant to the offering of the Program Securities, (A) the Registration Statement (except for the financial statements and financial schedules and other financial or accounting data included therein and except for those parts of the Registration Statement that constitute Forms T-1, as to which such counsel need not express any belief) as of the date of such opinion or the Time of Sale, as applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Time of Sale Prospectus (except for the financial statements and financial schedules and other financial or accounting data included therein, as to which such counsel need not express any belief), if any, as amended or supplemented, if applicable, as of the Time of Sale contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (C) the Prospectus (except for the financial statements and financial schedules and other financial or accounting data included therein, as to which such counsel need not express any belief), as amended or supplemented, if applicable, as of the date of such opinion or the Time of Sale, as applicable, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that in the case of an opinion delivered on the Commencement Date or pursuant to Section 6(b), the opinion and belief set forth in clauses 1(B) (with respect to the Prospectus only) and 2(C) above shall be deemed not to cover information concerning an offering of particular Notes, Units or Warrants to the extent such information will be set forth in a supplement to the Basic Prospectus.

(ii)           The opinion, dated as of such date, of Sidley Austin llp, your special counsel, covering the matters in subparagraphs (F) (with respect to the due authorization, execution and delivery of this Agreement by Morgan Stanley and MSFL and any applicable Written Notes Terms Agreement, Written Units Terms Agreement or Written Warrants Terms Agreement, respectively, by Morgan Stanley), (G), (I), (L), (O), (R), and (X) (with respect to statements in the Prospectus and the Time of Sale Prospectus, if applicable, as then amended or supplemented, under the captions “Description of Notes” (in the applicable prospectus supplement for Morgan Stanley Notes, Morgan Stanley Units and Morgan Stanley Warrants), “Description of Debt Securities” (in the Basic Prospectus), “Description of Units” (in the applicable prospectus supplement for Morgan Stanley Notes, Morgan Stanley Units and Morgan Stanley Warrants and the Basic Prospectus), “Plan of Distribution (Conflicts of Interest)” (in the

applicable prospectus supplement for Morgan Stanley Notes, Morgan Stanley Units and Morgan Stanley Warrants and in the Basic Prospectus), “Description of Purchase Contracts” (in the Basic Prospectus) and “Description of Warrants” (in the applicable prospectus supplement for Morgan Stanley Notes, Morgan Stanley Units and Morgan Stanley Warrants and the Basic Prospectus)) and clauses 5(b)(i)(BB)(2)(A), 5(b)(i)(BB)(2)(B) and 5(b)(i)(BB)(2)(C) above.

Notwithstanding the foregoing, the opinions described in Sections 5(b)(i)(I) (except as to due authorization of the Morgan Stanley Notes and Indenture Pre-paid Morgan Stanley Purchase Contracts), 5(b)(i)(J) (except as to due authorization of the MSFL Notes and Indenture Pre-paid MSFL Purchase Contracts), 5(b)(i)(K) (except as to due authorization of the Indenture Guarantee), 5(b)(i)(L) (except as to due authorization of the Morgan Stanley Units, Physically-settled Pre-paid Morgan Stanley Purchase Contracts and Non-Pre-paid Morgan Stanley Purchase Contracts), 5(b)(i)(M) (except as to due authorization of the MSFL Units, Physically-settled Pre-paid MSFL Purchase Contracts and Non-Pre-paid MSFL Purchase Contracts), 5(b)(i)(N) (except as to due authorization of the Unit Agreement Guarantee), 5(b)(i)(O) (except as to due authorization of the Morgan Stanley Units), 5(b)(i)(P) (except as to due authorization of the MSFL Units), 5(b)(i)(Q) (except as to due authorization of the Unit Agreement Without Holders’ Obligations Guarantee), 5(b)(i)(R) (except as to due authorization of the Morgan Stanley Warrants), 5(b)(i)(S) (except as to due authorization of the MSFL Warrants), 5(b)(i)(T) (except as to due authorization of the Warrant Guarantee), 5(b)(i)(U), 5(b)(i)(V), 5(b)(i)(W), 5(b)(i)(X)(1) and 5(b)(i)(BB)(2)(A), 5(b)(i)(BB)(2)(B) and 5(b)(i)(BB)(2)(C), when contained in an opinion delivered on the Commencement Date or pursuant to Section 6(b), shall be deemed not to address the application of the Commodity Exchange Act, as amended, or the rules, regulations or interpretations of the Commodity Futures Trading Commission to Program Securities the payments of principal or interest on which, or any other payments with respect to which, will be determined by reference to one or more currency exchange rates, commodities, securities of entities affiliated or unaffiliated with the relevant Issuer, baskets of such securities, equity indices or other factors.

With respect to Section 5(b)(i)(BB) , if such opinion is given by counsel who is also an officer of an Issuer or the Guarantor, such counsel may state that his or her opinions and beliefs are based upon his or her participation, or the participation of someone under his or her supervision, in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to Section 5(b)(i)(BB) , Sidley Austin llp and, if Davis Polk & Wardwell LLP is giving such opinion, Davis Polk & Wardwell LLP may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus, the Prospectus, the preliminary prospectus supplement, if any, any identified free writing prospectuses (but not including documents incorporated therein by reference) and upon review and discussion of the contents of the Registration Statement, the Time of Sale Prospectus and the Prospectus (including documents incorporated therein by reference), but are without independent check or verification, except as specified.

(iii)           The opinion, dated as of such date, of Davis Polk & Wardwell LLP, special counsel to Morgan Stanley and MSFL to the effect that the statements set forth under the caption “United States Federal Taxation” in the Basic Prospectus and the applicable prospectus supplement, insofar as such statements relate to statements of law or legal conclusions under the laws of the United States or matters of United States law, fairly and accurately summarize the matters referred to therein.

The opinion of Davis Polk & Wardwell LLP described in Section 5(b)(iii) and in Section 5(b)(i), if such opinion is given by Davis Polk & Wardwell LLP, shall be rendered to you at the request of Morgan Stanley and shall so state therein.

(c)           On the Commencement Date and, if called for by any Notes Terms Agreement, Units Terms Agreement or Warrants Terms Agreement, on the corresponding Settlement Date, you shall have received a certificate or certificates, dated the Commencement Date or such Settlement Date, as the case may be, and signed by an officer of the relevant Issuer or the Guarantor, if applicable, to the effect set forth in Section 5(a)(iii) and to the effect that the representations and warranties of the relevant Issuer or the Guarantor, if applicable, contained in this Agreement are true and correct as of such date and that the relevant Issuer or the Guarantor, if applicable, has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before such date.

The officer signing and delivering any such certificate may rely upon the best of his knowledge as to proceedings threatened.

(d)           On the Commencement Date and, if called for by any Notes Terms Agreement, Units Terms Agreement or Warrants Terms Agreement, on the corresponding Settlement Date, the public accountants of the relevant Issuer and the Guarantor, if applicable, shall have furnished to you a letter or letters, dated as of the Commencement Date or such Settlement Date, as the case may be, in form and substance satisfactory to you containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus, as then amended or supplemented; provided that each letter so furnished shall use a “cut-off date” no more than three business days prior to the date of such letter.

(e)           On the Commencement Date and on each Settlement Date, the relevant Issuer and the Guarantor, if applicable, shall have furnished to you such appropriate further information, certificates and documents as you may reasonably request.

6.           Additional Agreements of the Issuers and the Guarantor. (a)  Each time the Registration Statement or Prospectus is amended or supplemented (other than by an amendment or supplement providing solely for (i) in the case of Notes, a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes issued alone or as part of a Unit, (ii) in the case of Units, (x) a change in the exercise price, exercise date or period or expiration of an underlying Warrant or (y) a change in the settlement date or purchase or sale price of an underlying Purchase Contract, (iii) in the case of Warrants, a change in the exercise price, exercise date or period or expiration of the Warrant or (iv) a change you deem to be immaterial), each Issuer will deliver or cause to be delivered forthwith to you a certificate or certificates signed by an executive officer of such Issuer and the Guarantor, if applicable, dated the date of such amendment or supplement, as the case may be, in form reasonably satisfactory to you, of the same tenor as the certificate referred to in Section 5(c) relating to the Registration Statement or the Prospectus as amended or supplemented to the time of delivery of such certificate.

(b)            Each time an Issuer or the Guarantor, if applicable, furnishes a certificate or certificates pursuant to Section 6(a) (other than any amendment or supplement to the Registration Statement or Prospectus caused by the filing of a Current Report on Form 8-K unless you shall reasonably request based on disclosure included or omitted from such Report), such Issuer or the Guarantor, if applicable, will furnish or cause to be furnished forthwith to you a written opinion of counsel for the relevant Issuer or the Guarantor, if applicable. Any such opinion shall be dated the date of such amendment or supplement, as the case may be, shall be in a form satisfactory to you and shall be of the same tenor as the opinions referred to in Section 5(b), but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. In lieu of such opinion, counsel last furnishing such an opinion to you may furnish to you a letter to the effect that you may rely on such last opinion to the same extent as though it were dated the date of such letter (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such letter).

(c)            Each time the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information or such amended or supplemental information is incorporated by reference in the Prospectus, Morgan Stanley shall cause its independent auditors forthwith to furnish you with a letter, dated the date of such amendment or supplement, as the case may be, in form satisfactory to you, of the same tenor as the letter referred to in Section 5(d), with regard to the amended or supplemental financial information included or incorporated by reference in the Registration Statement or the Prospectus as amended or supplemented to the date of such letter; provided that each letter so furnished shall use a “cut-off date” no more than three business days prior to the date of such letter.

7.            Indemnity and Contribution. (a)  Each Issuer and the Guarantor agree, severally and not jointly, to indemnify and hold harmless you and each person, if any, who controls you within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each of your affiliates within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Issuer or Guarantor information that either Issuer or the Guarantor has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities

Act (a “road show”), or the Prospectus (as amended or supplemented if either Issuer shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to you furnished to either Issuer or the Guarantor in writing by you expressly for use therein.

(b)            You agree, severally and not jointly, to indemnify and hold harmless each Issuer and the Guarantor, their directors and their managers, their officers who sign the Registration Statement and each person, if any, who controls either Issuer or the Guarantor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from each Issuer and the Guarantor to you, but only with reference to information relating to you furnished to either Issuer or the Guarantor in writing by you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendments or supplements thereto.

(c)            In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 7(a) or 7(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by you, in the case of parties indemnified pursuant to Section 7(a), and by the relevant Issuer or the Guarantor, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)            To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with any offering of Program Securities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the relevant Issuer and, with respect to Program Securities of MSFL, the Guarantor on the one hand and you on the other hand from the offering of such Program Securities or (ii) if the allocation provided by clause 7(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) but also the relative fault of the relevant Issuer or the Guarantor on the one hand and you on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the relevant Issuer and, with respect to Program Securities of MSFL, the Guarantor on the one hand and you on the other hand in connection with the offering of such Program Securities shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Program Securities (before deducting expenses) received by such Issuer and the total underwriting discounts and commissions received by you in respect thereof, bear to the aggregate initial public offering price of such Program Securities, in each case as set forth in the Prospectus. The relative fault of the relevant Issuer or the Guarantor on the one hand and of you on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the relevant Issuer or the Guarantor or by you and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Your obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amounts of Program Securities you have purchased in any offering of Program Securities hereunder, and not joint.

(e)            Each Issuer, the Guarantor and you agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, you shall not be required to contribute any amount in excess of the amount by which the total price at which the Program Securities referred to in Section 7(d) that were offered and sold to the public through you exceeds the amount of any damages that you have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)            The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of each Issuer, the Guarantor, their officers and you contained in or made pursuant to this Agreement or any Notes Terms Agreement, Units Terms Agreement or Warrants Terms Agreement shall remain operative and in full force and effect, regardless of (i) any termination of this Agreement or any such Notes Terms Agreement, Units Terms Agreement or Warrants Terms Agreement, (ii) any investigation made by or on behalf of you, any person controlling you or any of your affiliates or by or on behalf of the relevant Issuer, the Guarantor, if applicable, their officers or directors or managers or any person controlling such Issuer or the Guarantor and (iii) acceptance of and payment for any of the Program Securities.

8.            Position of the Agent. In acting under this Agreement and in connection with the sale of any Program Securities by the relevant Issuer (other than Program Securities sold to you pursuant to a Notes Terms Agreement, Units Terms Agreement or Warrants Terms Agreement, as the case may be), you are acting solely as agent of the relevant Issuer and do not assume any obligation towards or relationship of agency or trust with any purchaser of Program Securities. You shall make reasonable efforts to assist the relevant Issuer in obtaining performance by each purchaser whose offer to purchase Program Securities has been solicited by you and accepted by the relevant Issuer, but you shall not have any liability to the relevant Issuer in the event any such purchase is not consummated for any reason. If the relevant Issuer shall default in its obligations to deliver Program Securities to a purchaser whose offer it has accepted, the relevant Issuer shall hold you harmless against any loss, claim, damage or liability arising from or as a result of such default and shall, in particular, pay to you the commission you would have received had such sale been consummated.

9.            Offering Restrictions. You hereby represent to each Issuer and the Guarantor and agree with respect to the Program Securities that:

(a)            The Program Securities have not been and will not be qualified by a prospectus under the securities laws of any province or territory of Canada and will not be or become freely tradeable in Canada. You will not offer or sell any Program Securities, directly or indirectly, in any jurisdiction of Canada or for the account or benefit of any person in Canada except in a manner that is (a) exempt from the prospectus filing requirements and (b) exempt from, or in compliance with, the dealer registration requirements, of all applicable securities laws, regulations, rules, instruments, rulings and orders, including those applicable in each of the provinces and territories of Canada. Without limiting the generality of the foregoing, Program Securities may be offered and sold in Canada only to purchasers that (i) are purchasing, or deemed to be purchasing, as principal, (ii) are “accredited investors”, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), as applicable, and (iii) are “permitted clients”, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. In addition, in connection with any such offering and sale of Program Securities in Canada, you will file, or caused to be filed, with each applicable provincial securities regulator, within the time periods prescribed by applicable law, all reports of exempt distribution together, where applicable, with copies of any “offering memorandum” (within the meaning of Canadian securities legislation) delivered to Canadian purchasers. You will also pay all applicable fees associated with the filing of any such reports.

(b)            You have not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Program Securities which are the subject of the offering contemplated by the Time of Sale Prospectus or the Prospectus in relation thereto to any retail investor in the European Economic Area. For the purposes of this provision:

(i)             the expression “retail investor” means a person who is one (or more) of the following:

(A)           a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(B)            a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(C)            not a qualified investor as defined in Regulation (EU) 2017/1129; and

(ii)            the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Program Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Program Securities.

(c)            You have not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Program Securities which are the subject of the offering contemplated by the Time of Sale Prospectus or the Prospectus in relation thereto to any retail investor in the United Kingdom.

(i)            For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(A)           a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended (the “EUWA”); or

(B)            a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or

(C)            not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; and

(ii)            the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Program Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Program Securities.

(d)           With respect to Program Securities to be offered or sold in the United Kingdom, (1) you have only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by you in connection with the issue or sale of the Program Securities in circumstances in which Section 21(1) of the FSMA does not apply to the relevant Issuer or, where applicable, the Guarantor, and (2) you have complied and will comply with all applicable provisions of the FSMA with respect to anything done by you in relation to the Program Securities in, from or otherwise involving the United Kingdom.

(e)           With respect to any Program Securities that have a maturity of less than one year, (x) you are a person whose ordinary activities involve you in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of your business, and (y) you have not offered or sold and will not offer or sell any Program Securities other than to persons:

(A)        whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses; or

(B)        who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses, where the issue of the Program Securities would otherwise constitute a contravention of Section 19 of the FSMA by the relevant Issuer or, where applicable, the Guarantor.

(f)            The Program Securities have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”) on the basis that the solicitation for subscription of the Program Securities falls within the definition of “solicitation to qualified institutional investors” as defined in Article 2, paragraph 3, item 2 (I) of the FIEA and Article 10 of the Ministerial Ordinance Concerning Definitions. Such solicitation shall be subject to the condition that qualified institutional investors (as defined under the FIEA, “QIIs”) who desire to acquire the Program Securities shall be made aware that they shall not transfer the Program Securities to anyone other than to other QIIs. Any QII who acquires the Program Securities shall be deemed to have agreed to such transfer restriction.

Accordingly, the Program Securities will not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, others for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except in a private placement to QIIs as described above pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

(g)            The contents of the Prospectus have not been reviewed or approved by any regulatory authority in Hong Kong. The Prospectus does not constitute an offer or invitation to the public in Hong Kong to acquire Program Securities. No Program Securities have been offered or sold or will be offered or sold, in Hong Kong, by means of any document, other than to (i) “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No document, invitation or advertisement relating to the Program Securities has been issued or will be issued or has been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to Program Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder. The offer of the Program Securities is personal to the person to whom the Prospectus has been delivered by or on behalf of Morgan Stanley, and a subscription for Program Securities will only be accepted from such person. No person to whom a copy of the Prospectus is issued may copy, issue or distribute the Prospectus to any other person.

(h)            Neither any free writing prospectus relating to the Program Securities nor the Prospectus has been registered as a prospectus under the Securities and Futures Act 2001 (the “SFA”) by the Monetary Authority of Singapore, and the Program Securities

will be offered pursuant to exemptions under the SFA. Accordingly, any free writing prospectus relating to the Program Securities, the Prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Program Securities may not be circulated or distributed, nor may the Program Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA (an “Institutional Investor”)) pursuant to Section 274 of the SFA, (ii) to an accredited investor (as defined in Section 4A of the SFA (an “Accredited Investor”)) or other relevant person (as defined in Section 275(2) of the SFA (a “Relevant Person”)) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA. It is a condition of the offer that where the Program Securities are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(i)       a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(ii)       a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the Program Securities except:

(A) to an Institutional Investor, or an Accredited Investor or other Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);

(B) where no consideration is or will be given for the transfer;

(C) where the transfer is by operation of law;

(D) as specified in Section 276(7) of the SFA; or

(E) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

(i)  (i) Subject to sub-paragraph (ii) below:

(A)           the Program Securities will not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the "FinSA") and will not be admitted to trading on a trading venue (exchange or multilateral trading facility) in Switzerland;

(B)           neither the free writing prospectus relating to the Program Securities, the Prospectus nor any other offering or marketing material relating to any Program Securities (x) constitutes a prospectus compliant with the requirements of articles 652a and 1156 of the Swiss Code of Obligations (as such articles were in effect immediately prior to the entry into effect of the FinSA) in accordance with article 109 of the Swiss Financial Services Ordinance ("FinSO") or pursuant to articles 35 and 45 of the FinSA for a public offering of the Program Securities in Switzerland and no such prospectus has been or will be prepared for or in connection with the offering of the Program Securities in Switzerland or (y) has been or will be filed with or approved by a Swiss review body (Prüfstelle) pursuant to article 52 of the FinSA; and

(C)           neither the free writing prospectus relating to the Program Securities, the Prospectus nor any other offering or marketing material relating to any Program Securities may be publicly distributed or otherwise made publicly available in Switzerland.

(ii)          Notwithstanding sub-paragraph (i) above, in respect of any issuance of Program Securities, Morgan Stanley or MSFL, as applicable, and you may agree that (x) such Program Securities may be publicly offered in Switzerland within the meaning of the FinSA and/or (y) an application will be made by (or on behalf of) the issuer to admit such Program Securities to trading on a trading venue (exchange or multilateral trading facility) in Switzerland, provided that:

(A)           the issuer is able to rely, and is relying, on an exemption from the requirement to prepare and publish a prospectus under the FinSA in connection with such public offer and/or application for admission to trading;

(B)           in the case of any such public offer, you have agreed to comply with any restrictions applicable to the offer and sale of such Program Securities that must be complied with in order for the issuer to rely on such exemption; and

(C)           the applicable pricing supplement will specify that such Program Securities may be publicly offered in Switzerland within the meaning of the FinSA and/or the trading venue in Switzerland to which an application will be made by (or on behalf of) the issuer to admit such securities to trading thereon.

(iii)         That,

(A)            no key information document (Basisinformationsblatt) pursuant to article 58 (1) of the FinSA (or any equivalent document under the FinSA) has been or will be prepared in relation to any Program Securities; and

(B)            therefore, any Program Securities with a derivative character within the meaning of article 86 (2) of the FinSO may not be offered or recommended to private clients within the meaning of the FinSA in Switzerland.

(j)            The Program Securities have not been and will not be registered with the Financial Market Commission of Chile (“CMF”) under the Securities Market Law of Chile (Law 18.045, as amended). You will not offer or sell, directly or indirectly, any Program Securities in Chile and you will not distribute or cause to be distributed in Chile any prospectuses or other offering materials relating to the Program Securities except to “eligible investors” and subject to the provisions of Norma de Carácter General No. 336 (“NCG 336”) of June 27, 2012 of the CMF.

On or before starting any offer of Program Securities in Chile, you or any person making the offer shall include in all offering materials the following legend, in English and in Spanish:

“IMPORTANT INFORMATION FOR INVESTORS RESIDENT IN CHILE: (1) The offering of the securities will commence in Chile on [dd/mm/yyyy]; (2) the offering will be subject to Norma de Carácter General N° 336 of the CMF; (3) the offered securities are not and will not be registered in the Securities Registry (Registro de Valores) or in the Foreign Securities Registry (Registro de Valores Extranjeros) of the CMF and will therefore not be subject to the supervision of the CMF; (4) the offered securities are not registered in Chile and the issuer thereof is not required to disclose information to the public in Chile about its securities; and (5) the offered securities cannot and will not be publicly offered in Chile unless and until the offered securities are registered in the corresponding securities registry of the CMF.

INFORMACIÓN IMPORTANTE PARA INVERSIONISTAS RESIDENTES EN CHILE: (1) La oferta de los valores comenzará en Chile el día [dd/mm/aaaa]; (2) la oferta se acogerá a la Norma de Carácter General N° 336 de la CMF; (3) los valores no están ni estarán inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la CMF, por lo que tales valores no están sujetos a la fiscalización de ésta; (4) Por tratarse de valores no inscritos, no existe obligación por parte del emisor de entregar en Chile información pública respecto de estos valores, y (5) Los valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.”

Pursuant to NCG 336, you may only offer the Program Securities privately and to “eligible investors”. Eligible investors include the following categories or classes of potential resident investors:

I.	Any number of the qualified institutional investors (Qualified Buyers) as defined in sections 1 through 6 of Norma de Caracter General N° 216 of the CMF that include:

a)	Chilean banks, financial institutions, insurance and reinsurance companies and regulated asset managers.

b)	Non Chilean entities regulated (licensed) in their respective home jurisdictions as banks, financial institutions, insurance or reinsurance companies, asset managers and broker dealers, provided that the broker dealer is acting for its own proprietary account or in a broker capacity for clients who are neither Chilean nationals or residents nor Persons in transit in Chile.

c)	Chilean broker dealers and licensed securities firms when acting for their own account as principals or in a proprietary capacity.

d)	Commodities’ brokers when acting for their own account if the investment is an eligible investment under Article 5 of Law 19,220.

e)	Any Person holding invested financial assets in securities tradable in Chile or other public markets with an aggregate value of no less than UF 10,000 (approximately USD 444,000).

f)	Any Person that has delegated investment decisions to a Qualified Buyer pursuant to an asset management agreement.

II.	Not more than 250 of the qualifying investors defined in sections 7 and 8 of NCG 216 (Qualifying Investors) and including up to 50 non-qualified investors within a total universe of 250 offerees. For purposes of this category or class, Qualifying Investors include:

(a)	Persons whose investment decisions are adopted by a Qualified Buyer; and

(b)	Persons that hold financial investments in securities tradable in the Chilean or other public markets with an aggregate value of no less than UF 2,000 (approximately USD 88,800), total assets of UF 100,000 (USD 4.4MM), a record of active trading in the public securities market, sufficient securities market knowledge and experience and transact their businesses through licensed securities intermediaries. In any event, an offering aimed at this class of eligible investors has to be conducted in one or more successive offerings within a maximum period of 12 months from the date of their initial offering in Chile.

III.	Any combination of the investors classes identified in I and II above.

IV.	Any number of investors, either qualified or unqualified, if the individual offered securities have a nominal value or purchase price of UF 5,000 (approximately USD 222,000) or more.

(k)            The Program Securities have not been, and will not be, issued, placed, distributed, offered or negotiated in the Brazilian capital markets. The issuance of the Program Securities has not been nor will the Program Securities be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários), or the CVM. Any public offering or distribution, as defined under Brazilian laws and regulations, of the Program Securities in Brazil is not permitted without such registration or an express exemption or registration with the CVM pursuant to Brazilian laws and regulations. Documents relating to the offering of the Program Securities, as well as information contained therein, may not be supplied to the public in Brazil (as the offering of the Program Securities is not a public offering of securities in Brazil), nor be used in connection with any offer for subscription or sale of the Program Securities to the public in Brazil.

(l)            The Program Securities have not been and will not be registered with the National Securities Registry (Registro Nacional de Valores) maintained by the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores; the “CNBV”) and, therefore, may not be offered or sold publicly in Mexico, except that the Program Securities may be sold to Mexican institutional and accredited investors solely pursuant to the private placement exemption set forth in the Mexican Securities Market Law (Ley del Mercado de Valores). This distribution agreement is solely our responsibility and has not been reviewed or authorized by the CNBV. The acquisition of the Program Securities by an investor who is a resident of Mexico will be made under its own responsibility.

(m)           Without prejudice to the provisions of this Section 9, if any Program Securities are to be offered outside the United States, you will not purchase, deliver, offer or sell any such Program Securities, or possess or distribute offering material in relation to such Program Securities, in any jurisdiction if such purchase, delivery, offer or sale or the possession or distribution of such offering material would not be in compliance with any applicable law or regulation or if any consent, approval or permission is needed for such purchase, delivery, offer or sale or the possession or distribution by you or for or on behalf of either Issuer or the Guarantor unless such consent, approval or permission has been previously obtained. Without prejudice to the provisions of this Section 9 and subject to the obligations of the Issuers and the Guarantor set forth in Section 4 of this Agreement, neither Issuer nor the Guarantor shall have any responsibility for, and you will obtain, any consent, approval or permission required by you for the subscription, offer, sale or delivery by you of Program Securities, or the possession or distribution of any offering materials, under the laws and regulations in force in any jurisdiction to which you are subject or in or from which you make any subscription, offer, sale or delivery.

10.           Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any party that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such party of this Agreement and any Terms Agreement and any interest and obligation in or under this Agreement and any Terms Agreement will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement and any Terms Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any party that is a Covered Entity or any BHC Act Affiliate of such party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement or any Terms Agreement that may be exercised against such party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement and any Terms Agreement were governed by the laws of the United States or a state of the United States. The requirements of this Section 10 apply notwithstanding Section 11.

11.	Limitation on the Exercise of Certain Rights Related to Affiliate Insolvency Proceedings.

(a)            Notwithstanding anything to the contrary in this Agreement and any Terms Agreement or any other agreement, but subject to the requirements of Section 10, no party to this Agreement and any Terms Agreement shall be permitted to exercise any Default Right against a party that is a Covered Entity with respect to this Agreement or any Terms Agreement that is related, directly or indirectly, to a BHC Act Affiliate of such party becoming subject to Insolvency Proceedings, except to the extent the exercise of such Default Right would be permitted under the creditor protection provisions of 12 C.F.R. § 252.84, 12 C.F.R. § 47.5, or 12 C.F.R. § 382.4, as applicable.

(b)            After a BHC Act Affiliate of a party that is a Covered Entity has become subject to Insolvency Proceedings, if any party to this Agreement and any Terms Agreement seeks to exercise any Default Right against such Covered Entity with respect to this Agreement or any Terms Agreement, the party seeking to exercise a Default Right shall have the burden of proof, by clear and convincing evidence, that the exercise of such Default Right is permitted hereunder.

12.            Definitions.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841 (k)) of such party.

“Covered Entity” means any of the following:

(i)            a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)            a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)           a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1 as applicable.

“Insolvency Proceeding” means a receivership, insolvency, liquidation, resolution, or similar proceeding.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

13.           Termination. This Agreement may be terminated at any time either by Morgan Stanley, MSFL or by you upon the giving of written notice of such termination to the other parties hereto, but without prejudice to any rights, obligations or liabilities of the other parties hereto accrued or incurred prior to such termination. The termination of this Agreement shall not require termination of any Notes Terms Agreement, Units Terms Agreement or Warrants Terms Agreement, and the termination of any such Notes Terms Agreement, Units Terms Agreement or Warrants Terms Agreement shall not require termination of this Agreement. If this Agreement is terminated, the provisions of the third paragraph of Section 3(a), the last sentence of Section 4(e) and Sections 4(f), 4(k), 4(l), 7, 8, 9, 10, 11, 12, 14, 15, 16 and 17 shall survive; provided that if at the time of termination an offer to purchase Program Securities has been accepted by the relevant Issuer but the time of delivery to the purchaser or its agent of such Program Securities has not occurred, the provisions of Sections 1, 2, 3(b), 3(c), 4(d), 4(f), 4(g), 4(h), 4(i), 4(j), 4(m), 5 and 6 shall also survive until such delivery has been made.

14.            Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to you, will be mailed, delivered or telefaxed and confirmed to you at 1585 Broadway, 29th Floor, New York, New York 10036, Attention: Investment Banking Division (telefax no: 212-507-8999) or, if sent to Morgan Stanley Finance LLC and/or Morgan Stanley, in each case, will be mailed, delivered or telefaxed and confirmed at 1585 Broadway, New York, New York 10036, Attention: Treasurer; telefax no.: 212-762-7337.

15.            Successors. This Agreement and any Notes Terms Agreement, Units Terms Agreement or Warrants Terms Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, managers and controlling persons referred to in Section 7 and the purchasers of Notes, Units and Warrants (to the extent expressly provided in Section 5), and no other person will have any right or obligation hereunder.

16.            Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement or the Notes shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

17.            Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

18.            Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between each Issuer, the Guarantor and you.

Very truly yours,

MORGAN STANLEY

By:	/s/ Kevin Sheehan
	Name:	Kevin Sheehan
	Title:	Assistant Treasurer

MORGAN STANLEY FINANCE LLC

By:	/s/ Kevin Woodruff
	Name:	Kevin Woodruff
	Title:	President

The foregoing Agreement is hereby
confirmed and accepted as of the date first
above written.

MORGAN STANLEY & CO. LLC

By:	/s/ Hector Vazquez
	Name:	Hector Vazquez
	Title:	Executive Director

EXHIBIT A

[MORGAN STANLEY

GLOBAL MEDIUM-TERM NOTES, SERIES [F][I]]

[MORGAN STANLEY FINANCE LLC

GLOBAL MEDIUM-TERM NOTES, SERIES A

FULLY AND UNCONDITIONALLY GUARANTEED BY MORGAN STANLEY]

NOTES TERMS AGREEMENT

___________________, 20__

[Morgan Stanley
1585 Broadway
New York, New York 10036]

[Morgan Stanley Finance LLC

1585 Broadway
New York, New York 10036]

Attention:

Re:	U.S. Distribution Agreement dated November 16, 2023 (the “U.S. Distribution Agreement”)

The undersigned agrees to purchase your Global Medium-Term Notes, Series [F][I][A], [specified designation] (the “Notes”) having the terms set forth below. The offering of the Notes will be made pursuant to a Prospectus dated November 16, 2023, as supplemented by a Prospectus Supplement dated November 16, 2023[,] [and] [a preliminary Pricing Supplement No. [ ] dated [ ]][,] [and] [a free writing prospectus dated [ ]][,] [and] [a Term Sheet dated [ ]] (collectively, the “Time of Sale Prospectus”). The Notes are expected to have the terms set forth below, but the final terms of the Notes will be those set forth in the Time of Sale Prospectus.

All Notes	Fixed Rate Notes	Floating Rate Notes
Principal Amount:	Interest Rate:	Base Rate:
Purchase Price:	Applicability of Modified Payment upon Acceleration:	Index Maturity:
Price to Public:	If yes, state issue price:	Index Currency:
Settlement Date and Time:	Amortization Schedule:	Spread (Plus or Minus):

All Notes	Fixed Rate Notes	Floating Rate Notes
Place of Delivery:	Applicability of Annual Interest Payments:	Spread Multiplier:
Specified Currency:	Denominated Currency (if any):	Alternate Rate Event Spread:
Original Issue Date:	Indexed Currency or Currencies (if any):	Initial Interest Rate:
Interest Accrual Date:	Payment Currency (if any):	Initial Interest Reset Date:
Interest Payment Dates:	Exchange Rate Agent (if any):	Interest Reset Dates:
Interest Payment Period:	Reference Dealers:	Interest Reset Period:
Maturity Date:	Face Amount (if any):	Maximum Interest Rate:
Optional Repayment Date(s):	Fixed Amount of each Indexed Currency (if any):	Minimum Interest Rate:
Optional Redemption Date(s):	Aggregate Fixed Amount of each Indexed Currency (if any):	Calculation Agent:
Initial Redemption Date:	Applicability of Issuer’s Option to Extend Original Maturity Date:	Reporting Service:
Initial Redemption Percentage:	If yes, state Final Maturity Date:	Variable Rate Renewable Notes:
Annual Redemption Percentage Reduction:		Redemption Dates:
Ranking:		Redemption Percentage:
Minimum Denominations:		Initial Maturity Date:
Other Provisions:		Final Maturity Date:
Applicability of Issuer’s Option to Reset Spread or Spread Multiplier:

The provisions of Sections [1][2], 3(b) and 3(c), 4 through 7, 9 through 12 and 14 through 18 of the U.S. Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

This Agreement is also subject to termination on the terms incorporated by reference herein. If this Agreement is terminated, the provisions of Sections 4(k), 7, 10, 11, 12, 14, 15, 16 and 17 of the U.S. Distribution Agreement shall survive for the purposes of this Agreement.

The following information, opinions, certificates, letters and documents referred to in Section 5 of the U.S. Distribution Agreement will be required: ___________.

MORGAN STANLEY & CO. LLC

By:
Name:
Title:

Accepted:

[MORGAN STANLEY] [MORGAN STANLEY FINANCE LLC]

By:
Name:
Title:

EXHIBIT A-1

[MORGAN STANLEY

GLOBAL UNITS, SERIES F]

[MORGAN STANLEY FINANCE LLC

GLOBAL MEDIUM TERM UNITS, SERIES A

FULLY AND UNCONDITIONALLY GUARANTEED BY MORGAN STANLEY]

UNITS TERMS AGREEMENT

___________________, 20__

[Morgan Stanley
1585 Broadway
New York, New York 10036]

[Morgan Stanley Finance LLC

1585 Broadway
New York, New York 10036]

Attention:

Re:	U.S. Distribution Agreement dated November 16, 2023 (the “U.S. Distribution Agreement”)

The undersigned agrees to purchase your Global Units, Series [F][A], [specified designation] (the “Units”) having the terms set forth below. The offering of the Units will be made pursuant to a Prospectus dated November 16, 2023, as supplemented by a Prospectus Supplement dated November 16, 2023[,] [and] [a preliminary Pricing Supplement No. [ ] dated [ ]][,] [and] [a free writing prospectus dated [ ]][,] [and] [a Term Sheet dated [ ]] (collectively, the “Time of Sale Prospectus”). The Units are expected to have the terms set forth below, but the final terms of the Units will be those set forth in the Time of Sale Prospectus.

All Units:	Warrants Issued as Part of a Unit:	Purchase Contracts Issued as Part of a Unit:
Settlement Date and Time:	Designation of the Series of Warrants: [Call] [Put] Warrants	Designation of the Series of Purchase Contracts: [Purchase][Sale] Purchase Contracts
Number (Face Amount):	Warrant Property:	Aggregate Number of Purchase Contracts:

A-1-1

All Units:	Warrants Issued as Part of a Unit:	Purchase Contracts Issued as Part of a Unit:
Purchase Price:	Aggregate Number of Warrants:	Purchase Contract Property:
Specified Currency:	Date(s) upon which Warrants may be exercised:	Quantity per Purchase Contract:
Severability:	Currency in which exercise payments shall be made:	[Purchase] [Sale] Price:
Other Terms:	Exchange Rate (or method of calculation):	Settlement Date:
	Expiration Date:	Payment Location:
Form of Settlement: [Call Price:][1]
Method of Settlement:
	[Formula for determining Cash Settlement Value:]	Currency of Settlement Payment:
	[Amount of Warrant Property Salable per Warrant:][2]	Contract Fees, if any:
	[Put Price for such specified amount of Warrant Property per Warrant:][3]	Corporation Acceleration:
	[Method of delivery of any Warrant Property to be delivered for sale upon exercise of Warrants:]	Holders’ Acceleration:
	Other Terms:	Redemption Provisions:
Other Terms:

All Notes Issued as Part of a Unit:	Fixed Rate Notes Issued as Part of a Unit:	Floating Rate Notes Issued as Part of a Unit:
Principal Amount:	Interest Rate:	Base Rate:
Purchase Price:	Applicability of Modified Payment upon Acceleration:	Index Maturity:
Price to Public:	If yes, state issue price:	Index Currency:
Settlement Date and Time:	Amortization Schedule:	Spread (Plus or Minus):

1 Applicable to Call Warrants

2 Applicable to Put Warrants

3 Applicable to Put Warrants only if such Put Warrants contemplate that the holder deliver Warrant Property to settle Put Warrants

A-1-2

All Notes Issued as Part of a Unit:	Fixed Rate Notes Issued as Part of a Unit:	Floating Rate Notes Issued as Part of a Unit:
Place of Delivery:	Applicability of Annual Interest Payments:	Spread Multiplier:
Specified Currency:	Denominated Currency (if any):	Alternate Rate Event Spread:
Original Issue Date:	Indexed Currency or Currencies (if any):	Initial Interest Rate:
Interest Accrual Date:	Payment Currency (if any):	Initial Interest Reset Date:
Maturity Date:	Exchange Rate Agent (if any):	Interest Reset Dates:
Interest Payment Date(s):	Reference Dealers:	Interest Reset Period:
Interest Payment Period:	Face Amount (if any):	Maximum Interest Rate:
Optional Repayment Date(s):	Fixed Amount of each Indexed Currency (if any):	Minimum Interest Rate:
Optional Redemption Date(s):	Aggregate Fixed Amount of each Indexed Currency (if any):	Calculation Agent:
Initial Redemption Date:	Applicability of Issuer’s Option to Extend Original Maturity Date:	Reporting Service:
Initial Redemption Percentage:	If yes, state Final Maturity Date:	Variable Rate Renewable Notes:
Annual Redemption Percentage Reduction:		Redemption Dates:
Ranking:		Redemption Percentage:
Series:		Initial Maturity Date:
Minimum Denominations:		Final Maturity Date:
Other Terms, including the identification of any other security or property included as a component of the Unit:		Applicability of Issuer’s Option to Reset Spread or Spread Multiplier:

The provisions of Sections [1][2], 3(b) and 3(c), 4 through 7, 9 through 12 and 14 through 18 of the U.S. Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.4

4 In the case of Physically-settled Pre-paid Purchase Contracts issued under a Unit Agreement Without Holders’ Obligations,

A-1-3

This Agreement is also subject to termination on the terms incorporated by reference herein. If this Agreement is terminated, the provisions of Sections 4(k), 7, 10, 11, 12, 14, 15, 16 and 17 of the U.S. Distribution Agreement shall survive for the purposes of this Agreement.

The following information, opinions, certificates, letters and documents referred to in Section 5 of the U.S. Distribution Agreement will be required: ___________.

MORGAN STANLEY & CO. LLC

By:
Name:
Title:

Accepted:

[MORGAN STANLEY] [MORGAN STANLEY FINANCE LLC]

By:
Name:
Title:

additional representations and warranties will be added with respect to such Physically-settled Pre-paid Purchase Contracts and the opinions of counsel delivered pursuant to Sections 5(a)(i) and 5(b)(ii) will cover such additional representations and warranties, as appropriate.

A-1-4

EXHIBIT A-2

[MORGAN STANLEY

GLOBAL WARRANTS, SERIES F]

[MORGAN STANLEY FINANCE LLC

GLOBAL WARRANTS, SERIES A

FULLY AND UNCONDITIONALLY GUARANTEED BY MORGAN STANLEY]

WARRANTS TERMS AGREEMENT

___________________, 20__

[Morgan Stanley
1585 Broadway
New York, New York 10036]

[Morgan Stanley Finance LLC

1585 Broadway
New York, New York 10036]

Attention:

Re:	U.S. Distribution Agreement dated November 16, 2023 (the “U.S. Distribution Agreement”)

The undersigned agrees to purchase your Global Warrants, Series [F][A], [specified designation] (the “Warrants”) having the terms set forth below. The offering of the Warrants will be made pursuant to a Prospectus dated November 16, 2023, as supplemented by a Prospectus Supplement dated November 16, 2023[,] [and] [a preliminary Pricing Supplement No. [ ] dated [ ]][,] [and] [a free writing prospectus dated [ ]][,] [and] [a Term Sheet dated [ ]] (collectively, the “Time of Sale Prospectus”). The Warrants are expected to have the terms set forth below, but the final terms of the Warrants will be those set forth in the Time of Sale Prospectus.

All Warrants:
Settlement Date and Time:	Designation of the series of Warrants: [Call] [Put] Warrants
Number (Face Amount):	Warrant Property:
Purchase Price:	Aggregate Number of Warrants:
Specified Currency:	Date(s) upon which Warrants may be exercised:
Expiration Date:	Currency in which exercise payments shall be made:

A-2-1

All Warrants:
Form of Settlement: [Call Price:][1]	Exchange Rate (or method of calculation:
[Formula for determining Cash Settlement Value:]	Method of Settlement:
[Put Price for such specified amount of Warrant Property per Warrant:][2]	[Amount of Warrant Property Salable per Warrant:][3]
Other Terms:	[Method of delivery of any Warrant Property to be delivered for sale upon exercise of Warrants:]

The provisions of Sections [1][2], 3(b) and 3(c), 4 through 7, 9 through 12 and 14 through 18 of the U.S. Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

This Agreement is also subject to termination on the terms incorporated by reference herein. If this Agreement is terminated, the provisions of Sections 4(k), 7, 10, 11, 12, 14, 15, 16 and 17 of the U.S. Distribution Agreement shall survive for the purposes of this Agreement.

The following information, opinions, certificates, letters and documents referred to in Section 5 of the U.S. Distribution Agreement will be required: ___________.

1 Applicable to Call Warrants

2 Applicable to Put Warrants only if such Put Warrants contemplate that the holder deliver Warrant Property to settle Put Warrants

3 Applicable to Put Warrants

A-2-2

MORGAN STANLEY & CO. LLC

By:
Name:
Title:

Accepted:

[MORGAN STANLEY] [MORGAN STANLEY FINANCE LLC]

By:
Name:
Title:

A-2-3

EXHIBIT B

MORGAN STANLEY

GLOBAL MEDIUM-TERM NOTES, SERIES F

GLOBAL UNITS, SERIES F

GLOBAL WARRANTS, SERIES F

GLOBAL MEDIUM-TERM NOTES, SERIES I

MORGAN STANLEY FINANCE LLC

GLOBAL MEDIUM-TERM NOTES, SERIES A

GLOBAL UNITS, SERIES A

GLOBAL WARRANTS, SERIES A

FULLY AND UNCONDITIONALLY GUARANTEED BY MORGAN STANLEY

ADMINISTRATIVE PROCEDURES

______________________

Explained below are the administrative procedures and specific terms of the offering of Global Medium Term Notes, Series F by Morgan Stanley, Global Medium Term Notes, Series I by Morgan Stanley and Global Medium Term Notes, Series A by MSFL (the “Notes”), Global Units, Series F by Morgan Stanley and Global Units, Series A by MSFL (the “Units”) and Global Warrants, Series F by Morgan Stanley and Global Warrants, Series A by MSFL (the “Warrants”), in each case, on a continuous basis by the relevant Issuer pursuant to the U.S. Distribution Agreement dated November 16, 2023 (as may be amended from time to time, the “U.S. Distribution Agreement”) among Morgan Stanley, Morgan Stanley Finance LLC (“MSFL”) and Morgan Stanley & Co. LLC (the “Agent”). The Morgan Stanley Notes may be issued as senior indebtedness (the “Morgan Stanley Senior Notes”) or as subordinated indebtedness (the “Morgan Stanley Subordinated Notes”) of Morgan Stanley. The Morgan Stanley Senior Notes will be issued, either alone or as part of a Morgan Stanley Unit, pursuant to the provisions of a senior indenture dated as of November 1, 2004 (as supplemented by the First Supplemental Senior Indenture dated as of September 4, 2007, the Second Supplemental Senior Indenture dated as of January 4, 2008, the Third Supplemental Senior Indenture dated as of September 10, 2008, the Fourth Supplemental Senior Indenture dated as of December 1, 2008, the Fifth Supplemental Senior Indenture dated as of April 1, 2009, the Sixth Supplemental Senior Indenture dated as of September 16, 2011, the Seventh Supplemental Senior Indenture dated as of November 21, 2011, the Eighth Supplemental Senior Indenture dated as of May 4, 2012, the Ninth Supplemental Senior Indenture dated as of March 10, 2014, the Tenth Supplemental Senior Indenture dated as of January 11, 2017 and the Eleventh Supplemental Senior Indenture dated as of March 24, 2021 and as may be further supplemented or amended from time to time, the “Morgan Stanley Senior Debt Indenture”), between Morgan Stanley and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)), as trustee. The Morgan Stanley Subordinated Notes will be issued pursuant to the provisions of a subordinated indenture, dated as of October 1, 2004 (as may be supplemented or amended from time to time, the “Morgan Stanley Subordinated Debt Indenture”), between Morgan Stanley and The Bank of New York Mellon (as successor to J.P. Morgan Trust Company, National Association), as trustee. The MSFL Notes will be issued as senior indebtedness (the “MSFL Senior Notes”) of MSFL, and as used herein the term “Notes” includes the Morgan Stanley Senior Notes, the Morgan Stanley Subordinated Notes and the MSFL Senior Notes. The MSFL Senior Notes will be issued, either alone or as part of an MSFL Unit, pursuant to the provisions of a senior indenture dated as of February 16, 2016 (as supplemented by the First Supplemental MSFL Senior Indenture dated as of November 16, 2017 and as may be further supplemented or amended from time to time, the “MSFL Senior Debt Indenture”), among MSFL, as issuer, Morgan Stanley, as guarantor, and The Bank of New York Mellon, as trustee. The Morgan Stanley Senior Debt Indenture, the Morgan Stanley Subordinated Debt Indenture and the MSFL Senior Debt Indenture are sometimes hereinafter referred to individually as an “Indenture” and collectively as the “Indentures.” Purchase contracts issued by Morgan Stanley (“Morgan Stanley Purchase Contracts”) that require holders to satisfy their obligations thereunder when such Morgan Stanley Purchase Contracts are issued are referred to as “Pre-paid Morgan Stanley Purchase Contracts.” Pre-paid Morgan Stanley Purchase Contracts that settle in cash (“Cash-settled Pre-paid Morgan Stanley Purchase Contracts”) generally will be issued under the Morgan Stanley Indentures. Pre-paid Morgan Stanley Purchase Contracts that do not settle in cash (“Physically-settled Pre-paid Morgan Stanley Purchase Contracts”) may be issued either under the Morgan Stanley Senior Debt Indenture (such Physically-settled Pre-paid Morgan Stanley Purchase Contracts, together with the Cash-settled Pre-paid Morgan Stanley Purchase Contracts, the “Indenture Pre-paid Morgan Stanley Purchase Contracts”) or under the Morgan Stanley Unit Agreement (as defined below). Morgan Stanley Purchase Contracts, other than Indenture Pre-paid Morgan Stanley Purchase Contracts, entered into by Morgan Stanley and the holders thereof will be governed by the Morgan Stanley Unit Agreement. Purchase contracts issued by MSFL (“MSFL Purchase Contracts”) that require holders to satisfy their obligations thereunder when such MSFL Purchase Contracts are issued are referred to as “Pre-paid MSFL Purchase Contracts.” Pre-paid MSFL Purchase Contracts that settle in cash (“Cash-settled Pre-paid Morgan Stanley Purchase Contracts”) generally will be issued under the MSFL Senior Debt Indenture. Pre-paid MSFL Purchase Contracts that do not settle in cash (“Physically-settled Pre-paid MSFL Purchase Contracts”) may be issued either under the MSFL Senior Debt Indenture (such Physically-settled Pre-paid MSFL Purchase Contracts, together with the Cash-settled Pre-paid MSFL Purchase Contracts, the “Indenture Pre-paid MSFL Purchase Contracts”) or under the MSFL Unit Agreement (as defined below). MSFL Purchase Contracts, other than Indenture Pre-paid MSFL Purchase Contracts, entered into by MSFL and the holders thereof will be governed by the MSFL Unit Agreement.

Unless otherwise specified in any applicable free writing prospectus, Term Sheet or Pricing Supplement, the Morgan Stanley Units will be issued (i) pursuant to the Unit Agreement dated as of November 1, 2004, among Morgan Stanley, The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)), as Unit Agent, as Collateral Agent, as Trustee and Paying Agent under the Indenture referred to therein, and as Warrant Agent under the Warrant Agreement referred to therein, and the holders from time to time of the Units described therein (as may be amended from time to time, the “Morgan Stanley Unit Agreement”), or (ii) if Morgan Stanley Units do not include Morgan Stanley Purchase Contracts (or include only Pre-paid Morgan Stanley Purchase Contracts) or otherwise do not involve obligations on the part of the holders of the Morgan Stanley Units, pursuant to the Unit Agreement Without Holders’ Obligations dated as of August 29, 2008 between Morgan Stanley and The Bank of New York Mellon, as Unit Agent, as Trustee and Paying Agent under the Indenture referred to therein, and as Warrant Agent under the Warrant Agreement referred to therein (as may be amended from time to time, the “Morgan Stanley Unit Agreement Without Holders’ Obligations”). Morgan Stanley Units may include one or more (i) Morgan Stanley Senior Notes, (ii) Morgan Stanley warrants (“Morgan Stanley Warrants”) entitling the holders thereof to purchase or sell (a) securities issued by Morgan Stanley or by an entity affiliated or not affiliated with Morgan Stanley, a basket of such securities, an index or indices of such securities or any other property, (b) currencies, (c) any other property or (d) any combination of the foregoing, (iii) Morgan Stanley Purchase Contracts, including Pre-paid Morgan Stanley Purchase Contracts, requiring the holders thereof to purchase or sell (a) securities issued by Morgan Stanley or by an entity affiliated or not affiliated with Morgan Stanley, a basket of such securities, an index or indices of such securities or any other property, (b) currencies, (c) commodities, (d) any other property or (e) any combination of the foregoing, (iv) debt obligations or other securities of an entity affiliated or not affiliated with Morgan Stanley or other property or (v) any combination thereof. The applicable Term Sheet, if applicable, and Pricing Supplement will specify whether or not any Morgan Stanley Notes, Morgan Stanley Warrants, Morgan Stanley Purchase Contracts and such other securities or property comprised by a Morgan Stanley Unit may or may not be separated from the Morgan Stanley Unit. Morgan Stanley Warrants issued as part of a Morgan Stanley Unit will be issued pursuant to the Warrant Agreement dated as of November 1, 2004, between Morgan Stanley and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)), as Warrant Agent (as may be amended from time to time, the “Morgan Stanley Warrant Agreement”).

The Morgan Stanley Warrants will be issued either alone or as part of a Morgan Stanley Unit (as described above) pursuant to the Morgan Stanley Warrant Agreement.

Unless otherwise specified in any applicable free writing prospectus, Term Sheet or Pricing Supplement, the MSFL Units will be issued (i) pursuant to the Unit Agreement dated as of February 16, 2016, among MSFL, as issuer, Morgan Stanley, as guarantor, The Bank of New York Mellon, as Unit Agent, as Collateral Agent, as Trustee and Paying Agent under the Indenture referred to therein, and as Warrant Agent under the Warrant Agreement referred to therein, and the holders from time to time of the Units described therein (as may be amended from time to time, the “MSFL Unit Agreement”), or (ii) if MSFL Units do not include MSFL Purchase Contracts (or include only Pre-paid MSFL Purchase Contracts) or otherwise do not involve obligations on the part of the holders of the MSFL Units, pursuant to the Unit Agreement Without Holders’ Obligations dated as of February 16, 2016 among MSFL, as issuer, Morgan Stanley, as guarantor, and The Bank of New York Mellon, as Unit Agent, as Trustee and Paying Agent under the Indenture referred to therein, and as Warrant Agent under the MSFL Warrant Agreement referred to therein (as may be amended from time to time, the “MSFL Unit Agreement Without Holders’ Obligations”). MSFL Units may include one or more (i) MSFL

Senior Notes, (ii) MSFL warrants (“MSFL Warrants”) entitling the holders thereof to purchase or sell (a) securities issued by MSFL or by an entity affiliated or not affiliated with MSFL, a basket of such securities, an index or indices of such securities or any other property, (b) currencies, (c) any other property or (d) any combination of the foregoing, (iii) MSFL Purchase Contracts, including Pre-paid MSFL Purchase Contracts, requiring the holders thereof to purchase or sell (a) securities issued by MSFL or by an entity affiliated or not affiliated with MSFL, a basket of such securities, an index or indices of such securities or any other property, (b) currencies, (c) commodities, (d) any other property or (e) any combination of the foregoing, (iv) debt obligations or other securities of an entity affiliated or not affiliated with MSFL or other property or (v) any combination thereof. The applicable Term Sheet, if applicable, and Pricing Supplement will specify whether or not any MSFL Notes, MSFL Warrants, MSFL Purchase Contracts and such other securities or property comprised by a MSFL Unit may or may not be separated from the MSFL Unit. MSFL Warrants issued as part of a MSFL Unit will be issued pursuant to the Warrant Agreement dated as of February 16, 2016, among MSFL, as issuer, Morgan Stanley, as guarantor, and The Bank of New York Mellon, as Warrant Agent (as may be amended from time to time, the “MSFL Warrant Agreement”).

The MSFL Warrants will be issued either alone or as part of an MSFL Unit (as described above) pursuant to the MSFL Warrant Agreement.

The payments due on, including any property deliverable under, the MSFL Senior Notes, the MSFL Purchase Contracts, the MSFL Units and the MSFL Warrants will be fully and unconditionally guaranteed by Morgan Stanley (in such capacity, the “Guarantor”) (the “Guarantees”).

In the U.S. Distribution Agreement, the Agent has agreed to use reasonable efforts to solicit purchases of the Notes, the Units and the Warrants, and the administrative procedures explained below will govern the issuance and settlement of any Notes, Units or Warrants sold through the Agent, as agent of the relevant Issuer. The Agent, as principal, may also purchase Notes, Units and Warrants for its own account, and, if requested by the Agent, the relevant Issuer and the Agent will enter into a terms agreement (in the case of Notes, a “Notes Terms Agreement,” in the case of Units, a “Units Terms Agreement,” and in the Warrants, a “Warrants Terms Agreement”), as contemplated by the U.S. Distribution Agreement. The administrative procedures explained below will govern the issuance and settlement of any Notes, Units or Warrants purchased by the Agent, as principal, unless otherwise specified in the applicable Notes Terms Agreement, Units Terms Agreement or Warrants Terms Agreement.

The Bank of New York Mellon will be the Registrar, Calculation Agent, Authenticating Agent and Paying Agent for the Senior Notes (and any Indenture Pre-paid Purchase Contracts), the Unit Agent for the Units and Purchase Contracts (other than Pre-paid Purchase Contracts issued under the Senior Debt Indenture) and Warrant Agent for the Warrants, and in each case, will perform the duties specified herein. The Bank of New York Mellon will be the Registrar, Calculation Agent, Authenticating Agent and Paying Agent for the Subordinated Notes and in each case, will perform the duties specified herein.

Each Note, each Unit and each Warrant will be represented by either (i) in the case of the Notes, a Global Note, in the case of the Units, a Global Unit and, in the case of the Warrants, a

Global Warrant (each as defined below) delivered to The Bank of New York Mellon, as agent for The Depository Trust Company (“DTC”), and recorded in the book entry system maintained by DTC (in the case of a Note, a “Book-Entry Note,” in the case of a Unit, a “Book-Entry Unit” and in the case of a Warrant, a “Book-Entry Warrant”) or (ii) a certificate delivered to the holder thereof or a person designated by such holder (in the case of a Note, a “Certificated Note,” in the case of a Unit, a “Certificated Unit” and in the case of a Warrant, a “Certificated Warrant”). Each Note, Warrant or Purchase Contract which may be included in any Unit will be issued in the corresponding global or certificated form. Except as set forth in the Indentures, in the case of Notes or Indenture Pre-paid Purchase Contracts, the Unit Agreement or the Unit Agreement Without Holders’ Obligations, as applicable, in the case of Units and all other Purchase Contracts, or the Warrant Agreement, in the case of the Warrants, an owner of a Book-Entry Note, Book-Entry Unit (or of any Note, Warrant or Purchase Contract included in such Book-Entry Unit) or Book-Entry Warrant, as the case may be, will not be entitled to receive a Certificated Note (including with respect to a Book-Entry Note included in a Book-Entry Unit), a Certificated Unit (or certificated Warrants or Purchase Contracts, as applicable) or a Certificated Warrant, as applicable.

Book-Entry Notes, Book-Entry Units and Book-Entry Warrants, which may be payable in either U.S. dollars or other specified currencies, will be issued in accordance with the administrative procedures set forth in Part I hereof as they may subsequently be amended as the result of changes in DTC’s operating procedures. Certificated Notes, Certificated Units and Certificated Warrants will be issued in accordance with the administrative procedures set forth in Part II hereof.

Unless otherwise defined herein, terms defined in the U.S. Distribution Agreement, the relevant Indenture, the relevant Unit Agreement, the relevant Unit Agreement Without Holders’ Obligations, the relevant Warrant Agreement, the Notes, the Units, the Warrants, the Purchase Contracts or any prospectus supplement relating to the Notes, Units and Warrants shall be used herein as therein defined.

The relevant Issuer will advise the Agent in writing of the employees of the relevant Issuer with whom the Agent is to communicate regarding offers to purchase Notes, Units and Warrants and the related settlement details.

PART I: ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES,
BOOK-ENTRY UNITS AND BOOK-ENTRY WARRANTS

In connection with the qualification of the Book-Entry Notes, Book-Entry Units and Book-Entry Warrants for eligibility in the book entry system maintained by DTC, The Bank of New York Mellon will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under DTC’s Operational Arrangements dated February 20, 2002, as amended from time to time, including by the Blanket Issuer Letter of Representations from Morgan Stanley to DTC, dated as of January 26, 2015, the Letter of Representations from Morgan Stanley and The Bank of New York Mellon to DTC, dated as of August 12, 2011 and the Bringdown Letter of Representations from Morgan Stanley and The Bank of New York Mellon to DTC, dated as of November 21, 2011, its obligations under a Medium-Term Note Certificate Agreement between The Bank of New York Mellon and

DTC dated as of April 4, 1989, and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”) and the Blanket Letter of Representations from MSFL to DTC, dated as of February 10, 2016.

Issuance:	On any date of settlement (as defined under “Settlement” below) for one or more Book-Entry Notes, one or more Book-Entry Units or one or more Book-Entry Warrants the relevant Issuer will issue, in the case of the Notes, a single global Note in fully registered form without coupons (a “Global Note”) representing up to U.S. $500,000,000 principal amount of all such Notes that have the same Original Issue Date, Maturity Date and other terms, in the case of a Unit, a single global unit in fully registered form (a “Global Unit”), representing up to U.S. $500,000,000 face amount of all such Units that have the same Original Issue Date and that otherwise comprise the same securities and have the same terms and, in the case of a Warrant, a single global warrant in fully registered form (a “Global Warrant”), representing up to U.S. $500,000,000 purchase price of all such Warrants that have the same Original Issue Date and that otherwise comprise the same securities and have the same terms. Each Global Note, whether issued alone or as part of a Unit, will be dated and issued as of the date of its authentication by The Bank of New York Mellon, each Global Unit will be dated and issued as of the date of the issuances of the other securities comprised by such Unit and each Global Warrant, whether issued alone or as part of a Unit, will be dated and issued as of the date of its countersignature by The Bank of New York Mellon. Each Global Note, whether alone or as part of a Unit, will bear an “Interest Accrual Date,” which will be (i) with respect to an original Global Note (or any portion thereof), its original issuance date and (ii) with respect to any Global Note (or any portion thereof) issued subsequently upon exchange of a Global Note, or in lieu of a destroyed, lost or stolen Global Note, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Note or Notes (or if no such payment or provision has been made, the original issuance date of the predecessor Global Note), regardless of the date of authentication of such subsequently issued Global Note. Book-Entry Notes, Book-Entry Units and Book-Entry Warrants may be payable in either U.S. dollars or other specified currencies. No Global Note, Global Unit or Global Warrant will represent any Certificated Note, Certificated Unit or Certificated Warrant, as the case may be.

Denominations:	Book-Entry Notes, Book-Entry Units and Book-Entry Warrants will be issued in (i) in the case of Book-Entry Notes, principal amounts of U.S. $1,000 or any amount in excess thereof that is an integral multiple of U.S. $1,000 or, if such Book-Entry Notes are issued in a currency other than U.S. dollars, principal amounts of such currency in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such currency), unless otherwise indicated in any applicable free writing prospectus, Term Sheet and Pricing Supplement, (ii) in the case of Book-Entry Units, denominations of a single unit and any integral multiple thereof with face amounts of U.S. $1,000 or any amount in excess thereof that is an integral multiple of U.S. $1,000 or, if such Book-Entry Units are issued in a currency other than U.S. dollars, face amounts of such currency in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such currency), unless otherwise indicated in any applicable free writing prospectus, Term Sheet and Pricing Supplement and (iii) in the case of Book-Entry Warrants, denominations of a single warrant and any integral multiple thereof with purchase prices of U.S. $0.01 or any amount in excess thereof that is an integral multiple of the purchase price or, if such Book-Entry Warrants are issued in a currency other than U.S. dollars, purchase prices of such currency in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1 unit of such currency), unless otherwise indicated in any applicable free writing prospectus, Term Sheet and Pricing Supplement. Global Notes, Global Units and Global Warrants will be denominated in, in the case of Global Notes, principal amounts not in excess of U.S. $500,000,000, in the case of Global Units, face amounts not in excess of U.S. $500,000,000 and in the case of Global Warrants, purchase prices not in excess of U.S. $500,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of U.S. $500,000,000, one or more Book-Entry Units having an aggregate face amount, in excess of U.S. $500,000,000 or one or more Book-Entry Warrant having an aggregate purchase price, in excess of U.S. $500,000,000 would, but for the preceding sentence, be represented by a single Global Note, Global Unit or Global Warrant, as the case may be, then one Global Note will be issued to represent each U.S. $500,000,000 principal amount of such Book-Entry Note or Notes, one Global Unit will be issued to represent each U.S. $500,000,000 face amount of such Book-Entry Unit or Units, one Global Warrant will be issued to represent each U.S. $500,000,000 purchase price of such Book-Entry Warrant or Warrants and an additional Global Note, Global Unit or Global Warrant, will be issued to represent any remaining principal amount of such Book-Entry Note or Notes, face amount of such Book-Entry Unit or Units or purchase price of such Book-Entry Warrant or Warrants. In such a case, each of the Global Notes, Global Units or Global Warrants representing such Book-Entry Note or Notes, such Book-Entry Unit or Units or such Book-Entry Warrant or Warrants, as the case may be, shall be assigned the same CUSIP number.

Preparation of Pricing Supplement:	If any order to purchase a Book-Entry Note, Book-Entry Unit or Book-Entry Warrant is accepted by or on behalf of the relevant Issuer, the relevant Issuer will prepare a free writing prospectus and/or Term Sheet, if applicable, and a pricing supplement (a “Pricing Supplement”) reflecting the terms of such Note, Unit or Warrant. The relevant Issuer (i) will arrange to file with the Commission an electronic format document, in the manner prescribed by the EDGAR Filer Manual, of such Term Sheet and Pricing Supplement in accordance with, in the case of any free writing prospectus and/or Term Sheet, Rule 433 under the Securities Act and, in the case of the Pricing Supplement, the applicable paragraph of Rule 424(b) under the Securities Act, (ii) will, with respect to each of the free writing prospectus and/or Term Sheet, if applicable, and the Pricing Supplement, as soon as possible and in any event not later than the date on which the applicable document is filed with the Commission, deliver the number of copies of such document to the Agent as the Agent shall request and (iii) will, on the Agent’s behalf, promptly file five copies of such Pricing Supplement with the Financial Industry Regulatory Authority, Inc. (“FINRA”) or otherwise satisfy FINRA’s filing requirements. The Agent will cause the free writing prospectus and/or Term Sheet, if applicable, and the Pricing Supplement to be delivered, or otherwise made available, to the purchaser of the Note, Unit or Warrant.

In each instance that a Pricing Supplement is prepared, the Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated free writing prospectuses, Term Sheets, Pricing Supplements, and the Prospectuses to

which they are attached (other than those retained for files), will be destroyed.

Settlement:	The receipt by the relevant Issuer of immediately available funds in payment for a Book-Entry Note, a Book-Entry Unit or a Book-Entry Warrant and, in the case of the Note, the authentication and issuance of the Global Note representing such Note, in the case of the Unit, the completion and issuance of the Global Unit representing such Unit (and of each security comprised by such Unit) or in the case of the Warrant, the completion and countersignature of the Global Warrant representing such Warrant shall constitute “settlement” with respect to such Note, Unit or Warrant, as the case may be. All orders accepted by the relevant Issuer will be settled on the third Business Day pursuant to the timetable for settlement set forth below unless the relevant Issuer and the purchaser agree to settlement on another day, which shall be no earlier than the next Business Day.

Settlement Procedures:	Settlement Procedures with regard to each Book-Entry Note, each Book-Entry Unit and each Book-Entry Warrant sold by the relevant Issuer to or through the Agent (unless otherwise specified pursuant to a Notes Terms Agreement a Units Terms Agreement or a Warrants Terms Agreement), shall be as follows:

A.	In the case of a Book-Entry Note (whether issued alone or as part of a Unit), the Agent will advise the relevant Issuer by telephone that such Note is a Book-Entry Note and of the following settlement information:

1.	Principal amount.

2.	Maturity Date.

3.	In the case of a Fixed Rate Book-Entry Note, the Interest Rate, whether such Note will pay interest annually or semiannually and whether such Note is an Amortizing Note, and, if so, the amortization schedule, or, in the case of a Floating Rate Book-Entry Note, the Initial Interest Rate (if known at such time), Interest Payment Date(s), Interest Payment Period, Calculation Agent, Base Rate, Index Maturity, Index Currency, Interest Reset Period, Initial Interest Reset Date, Interest Reset Dates, Spread or Spread

Multiplier (if any), Minimum Interest Rate (if any), Maximum Interest Rate (if any) and the Alternate Rate Event Spread (if any).

4.	Redemption or repayment provisions, if any.

5.	Ranking.

6.	Settlement date and time (Original Issue Date).

7.	Interest Accrual Date.

8.	Price.

9.	Agent’s commission, if any, determined as provided in the U.S. Distribution Agreement.

10.	Specified Currency.

11.	Whether the Note is an Original Issue Discount Note (an “OID Note”), and if it is an OID Note, the applicability of Modified Payment upon Acceleration (and, if so, the Issue Price).

12.	Whether the Note is a Renewable Note, and if it is a Renewable Note, the Initial Maturity Date, the Final Maturity Date, the Election Dates and the Maturity Extension Dates.

13.	Whether the relevant Issuer has the option to reset the Spread or Spread Multiplier of the Note.

14.	Whether the Note is an Optionally Exchangeable Note, a Mandatorily Exchangeable Note, or any form of exchangeable Note.

15.	Any other applicable provisions.

B.	In the case of a Book-Entry Unit, the Agent will advise the relevant Issuer by telephone that such Unit is a Book-Entry Unit, of the information set forth in Settlement Procedures “A” above with respect to any Book-Entry Notes that constitute a part of such Book-Entry Unit and of the following information:

1.	Settlement date and time.

2.	Face Amount.

3.	Agent’s commission, if any, determined as provided in the U.S. Distribution Agreement.

4.	Designation of the Securities comprised by such Units:

a.	Notes (See Settlement Procedures “A”);

b.	Warrants, if any;

c.	Purchase Contracts, if any;

d.	debt obligations or other securities of an entity affiliated or not affiliated with the relevant Issuer, if any; and

e.	other property, if any.

5.	Whether, and the terms under which, the Securities comprised by such Unit will be separately tradeable.

6.	Any other provisions applicable to the Unit (other than those provisions applicable to the securities comprised by such Unit).

7.	If the Book-Entry Unit comprises Book-Entry Warrants:

a.	Designation of the Series of Warrants: [Call][Put] Warrants;

b.	Warrant Property;

c.	Aggregate Number of Warrants;

d.	Price to Public;

e.	Warrant Exercise Price;

f.	Dates upon which Warrants may be exercised;

g.	Expiration Date;

h.	Form;

i.	Currency in which exercise payments shall be made;

j.	Minimum number of Warrants exercisable by any holder on any day;

k.	Maximum number of Warrants exercisable on any day: [In the

aggregate] [By any beneficial owner];

l.	Formula for determining Cash Settlement Value;

m.	Exchange Rate (or method of calculation);

n.	Whether the relevant Issuer or the holder is the writer of the Warrant; and

o.	Any other applicable provisions.

8.	If the Book-Entry Unit comprises Book-Entry Purchase Contracts:

a.	Designation of the Series of Purchase Contracts: [Purchase][Sale] Purchase Contracts;

b.	Purchase Contract Property;

c.	Aggregate Number of Purchase Contracts;

d.	Price to Public;

e.	Settlement Date;

f.	[Purchase/Sale] Price of Purchase Contract Property;

g.	Form; and

h.	Any other applicable provisions.

C.	In the case of a Book-Entry Warrant (issued alone and not as part of a Unit), the Agent will advise the relevant Issuer by telephone that such Warrant is a Book-Entry Warrant and of the following information:

1.	Agent’s commission, if any, determined as provided in the U.S. Distribution Agreement.

2.	Settlement date and time.

3.	Purchase Price

4.	Designation of the Series of Warrants: [Call][Put] Warrants;

5.	Warrant Property;

6.	Aggregate Number of Warrants;

7.	Price to Public;

8.	Warrant Exercise Price;

9.	Dates upon which Warrants may be exercised;

10.	Expiration Date;

11.	Form;

12.	Currency in which exercise payments shall be made;

13.	Minimum number of Warrants exercisable by any holder on any day;

14.	Maximum number of Warrants exercisable on any day: [In the aggregate] [By any beneficial owner];

15.	Formula for determining Cash Settlement Value;

16.	Exchange Rate (or method of calculation); and

17.	Any other applicable provisions.

D.	The relevant Issuer will advise The Bank of New York Mellon by telephone or electronic transmission (confirmed in writing at any time on the same date) of the information set forth in “Settlement Procedures” “A” “B” and “C” above, as applicable, such advice to contain a representation as to the aggregate principal amount of Program Securities permitted to be issued hereunder after such issuance. The Bank of New York Mellon will then assign a CUSIP number to the Global Note representing a Note, whether issued alone or as part of a Unit, and will notify the relevant Issuer and the Agent of such CUSIP number(s) by telephone as soon as practicable, except that for Optionally Exchangeable and Mandatorily Exchangeable Notes the Agent will obtain a CUSIP number for the Global Note representing such Note and will notify the relevant Issuer and The Bank of New York Mellon of such CUSIP number(s) by telephone as soon as practicable. The Agent will obtain a CUSIP number for (i) the Global Unit representing a Unit, (ii) the Warrant, if any, issued as part of a Unit and (iii) the Purchase Contract, if any, issued as part of a Unit and, in each case will notify the relevant Issuer and The Bank of New York Mellon of such CUSIP number(s) by telephone as soon as practicable. The Agent will obtain a CUSIP number for the Global Warrant and will notify the relevant Issuer and The Bank of New York Mellon of such CUSIP number(s) by telephone as soon as practicable.

E.	The Bank of New York Mellon will enter a pending deposit message through DTC’s Participant Terminal System, providing the following settlement information to DTC, the Agent and Standard & Poor’s Corporation:

1.	The information set forth in “Settlement Procedure” “A” “B” and “C” above, as applicable.

2.	The Initial Interest Payment Date for the Notes, whether issued alone or as part of a Unit, the number of days by which such date succeeds the related DTC Record Date and, if known, amount of interest payable on such Initial Interest Payment Date.

3.	The CUSIP number of the Global Note (whether issued alone or as part of a Unit), Global Unit, Warrant issued as part of a Unit and Purchase Contract issued as part of a Unit and Global Warrant, as applicable.

4.	Whether the Global Note, Global Unit or Global Warrant will represent any other Book-Entry Note, Book-Entry Unit or Book-Entry Warrant, as the case may be (to the extent known at such time).

5.	Whether any Note, issued alone or as part of a Unit, is an Amortizing Note (by an appropriate notation in the comments field of DTC’s Participant Terminal System).

6.	The number of Participant accounts to be maintained by DTC on behalf of the Agent and The Bank of New York Mellon.

F.	The Bank of New York Mellon will, as applicable, authenticate, complete and deliver the Global Note representing the Note, will complete the Global Unit representing the Unit (including, as applicable, by authenticating, completing and delivering any Global Note or Indenture Pre-paid Purchase

Contracts, by countersigning and delivering any Warrants and by countersigning, executing and delivering any Purchase Contracts (other than Indenture Pre-paid Purchase Contracts) includable in such Unit) and will countersign and deliver the Global Warrant representing the Warrant.

G.	DTC will credit such Note, Unit or Warrant to The Bank of New York Mellon’s participant account at DTC.

H.	The Bank of New York Mellon will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit the Note, Unit or Warrant, as the case may be, to The Bank of New York Mellon’s participant account and credit such Note, Unit or Warrant to the Agent’s participant account and (ii) debit the Agent’s settlement account and credit The Bank of New York Mellon’s settlement account for an amount equal to the price of such Note, Unit or Warrant, as the case may be, less the Agent’s commission, if any. The entry of such a deliver order shall constitute a representation and warranty by The Bank of New York Mellon to DTC that (a) the Global Note representing a Book-Entry Note has been issued and authenticated, a Global Unit representing a Book-Entry Unit has been completed and issued or a Global Warrant representing a Book-Entry Warrant has been countersigned and delivered and (b) The Bank of New York Mellon is holding such Global Note, Global Unit or Global Warrant pursuant to the Medium-Term Note Certificate Agreement between The Bank of New York Mellon and DTC.

I.	Unless the Agent is the end purchaser of a Note, Unit or Warrant, the Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Note, Unit or Warrant to the Agent’s participant account and credit such Note, Unit or Warrant to the participant accounts of the Participants with respect to such Note, Unit or Warrant and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Agent for an amount equal to the price of such Note, Unit or Warrant.

J.	Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “H” and

“I” will be settled in accordance with SDFS operating procedures in effect on the settlement date.

K.	The Bank of New York Mellon will credit to the account of the relevant Issuer maintained at The Bank of New York Mellon, New York, New York, in funds available for immediate use in the amount transferred to The Bank of New York Mellon in accordance with “Settlement Procedure” “H”.

L.	Unless the Agent is the end purchaser of the Note, Unit or Warrant, the Agent will confirm the purchase of such Note, Unit or Warrant to the purchaser either by transmitting to the Participants with respect to such Note, Unit or Warrant a confirmation order or orders through DTC’s institutional delivery system or by mailing a written confirmation to such purchaser.

M.	Monthly, The Bank of New York Mellon will send to each Issuer a statement setting forth the principal amount of Notes outstanding as of that date under the Indenture or Indentures applicable to such Issuer or, in the case of Units, the number of Units outstanding as of that date, under each of the Unit Agreement and the Unit Agreement Without Holders’ Obligations, the number of Warrants outstanding as of that date under the Warrant Agreement and setting forth a brief description of any sales of which the relevant Issuer has advised The Bank of New York Mellon that have not yet been settled.

Settlement Procedures Timetable:	For sales by the relevant Issuer of Book-Entry Notes, Book-Entry Units or Book-Entry Warrants to or through the Agent (unless otherwise specified pursuant to a Notes Terms Agreement, a Units Terms Agreement or Warrants Terms Agreement) for settlement on the first Business Day after the sale date, Settlement Procedures “A” through “L” set forth above shall be completed as soon as possible but not later than the respective times in New York City set forth below:

Settlement Procedure	Time

A	11:00 A.M. on the sale date

B	11:00 A.M. on the sale date

C	11:00 A.M. on the sale date

D	12:00 Noon on the sale date

E	2:00 P.M. on the sale date

F	9:00 A.M. on the settlement date

G	10:00 A.M. on the settlement date

H-I	2:00 P.M. on the settlement date

J	4:45 P.M. on the settlement date

K-L	5:00 P.M. on the settlement date

If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures “A”, “B”, “C”, “D” and “E” shall be completed as soon as practicable but no later than 11:00 A.M., 11:00 A.M., 11:00 A.M., 12 Noon and 2:00 P.M., respectively, on the first Business Day after the sale date. If the Initial Interest Rate for a Floating Rate Book-Entry Note, whether issued alone or as part of a Unit, has not been determined at the time that “Settlement Procedure” “A” is completed, “Settlement Procedure” “D” and “E” shall be completed as soon as such rate has been determined but no later than 12 Noon and 2:00 P.M., respectively, on the first Business Day before the settlement date. “Settlement Procedure” “J” is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

If settlement of a Book-Entry Note, a Book-Entry Unit or Book-Entry Warrant is rescheduled or canceled, The Bank of New York Mellon, after receiving notice from the relevant Issuer or the Agent, will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure to Settle:	If The Bank of New York Mellon fails to enter an SDFS deliver order with respect to a Book-Entry Note, a Book-Entry Unit or Book-Entry Warrant pursuant to “Settlement Procedure” “H”, The Bank of New York Mellon may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note, Unit or Warrant to The Bank of New York Mellon’s participant account, provided that The Bank of New York Mellon’s participant account contains a principal amount of the Global Note representing such Note, a face amount of the Global Unit representing such Unit or a purchase price of the Global Warrant representing such Warrant that is at least equal to the principal amount, face amount or purchase price to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Note, all of the Book-Entry Units represented by a Global Unit or all of the Book-Entry Warrants represented by a Global Warrant, The Bank of New York Mellon will mark such Global Note, Global Unit or Global Warrant “canceled,” make appropriate entries in The Bank of New York Mellon’s records and send such canceled Global Note, Global Unit or Global Warrant to the relevant Issuer. The CUSIP number assigned to such Global Note, Global Unit, Warrant included in such Unit, or Purchase Contract included in such Unit or Global Warrant, shall, in accordance with the procedures of the CUSIP Service Bureau of Standard & Poor’s Corporation, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Note, with respect to one or more, but not all, of the Book-Entry Units represented by a Global Unit or with respect to one or more, but not all, of the Book-Entry Warrants represented by a Global Warrant, The Bank of New York Mellon will exchange such Global Note, Global Unit or Global Warrant, as the case may be, for two Global Notes, for two Global Units or for two Global Warrants, as the case may be, one of which shall represent such Book-Entry Note or Notes, such Book-Entry Unit or Units or such Book-Entry Warrant or Warrants and shall be canceled immediately after issuance and the other of which shall represent the remaining Book-Entry Notes Book-Entry Units or Book-Entry Warrants previously represented by the surrendered Global Note, Global Unit or Global Warrant and shall bear the CUSIP number of the surrendered Global Note, Global Unit, Warrant included in such Unit, or Purchase Contract included in such Unit or Global Warrant.

If the purchase price for any Book-Entry Note, Book-Entry Unit or Book-Entry Warrant is not timely paid to the Participants with respect to such Note, Unit or Warrant by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Agent may enter SDFS deliver orders through DTC’s Participant

Terminal System reversing the orders entered pursuant to Settlement Procedures “H” and “I”, respectively. Thereafter, The Bank of New York Mellon will deliver the withdrawal message and take the related actions described in the preceding paragraph.

Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, Book-Entry Unit or Book-Entry Warrant, DTC may take any actions in accordance with its SDFS operating procedures then in effect.

In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes, Book-Entry Units or Book-Entry Warrants to have been represented by a Global Note, a Global Unit or a Global Warrant, as the case may be, The Bank of New York Mellon will provide, in accordance with Settlement Procedures “F” and “H”, for the authentication and issuance of a Global Note representing the Book-Entry Notes to be represented by such Global Note, for the issuance of a Global Unit representing the Book-Entry Units to be represented by such Global Unit or for the issuance of a Global Warrant representing the Book-Entry Warrants to be represented by such Global Warrant and, in each case, will make appropriate entries in its records.

PART II: ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES, CERTIFICATED UNITS AND CERTIFICATED WARRANTS

The Bank of New York Mellon will serve as registrar in connection with the Certificated Notes, the Certificated Units and the Certificated Warrants.

Issuance:	Each Certificated Note will be dated and issued as of the date of its authentication by The Bank of New York Mellon, each Certificated Unit will be deemed to be dated as of the date of the underlying Certificated Note or, if there is not such underlying Certificated Note, on the date of the other securities comprised thereby and each Certificated Warrant will be dated and issued as of the date of its countersignature by The Bank of New York Mellon. Each Certificated Note will bear an Original Issue Date, which will be (i) with respect to an original Certificated Note (or any portion thereof), its original issuance date (which will be the settlement date) and (ii) with respect to any Certificated Note (or portion thereof) issued subsequently upon transfer or exchange of a Certificated Note or in lieu of a destroyed, lost or stolen Certificated Note, the original issuance date of the predecessor Certificated Note, regardless of the date of authentication of such subsequently issued Certificated Note.

Preparation of Pricing Supplement:	If any order to purchase a Certificated Note, a Certificated Unit or a Certificate Warrant is accepted by or on behalf of the relevant Issuer, the relevant Issuer will prepare a pricing supplement (a “Pricing Supplement”) reflecting the terms of such Note, Unit or Warrant. The relevant Issuer (i) will arrange to file with the Commission an electronic format document, in the manner prescribed by the EDGAR Filer Manual, of such Pricing Supplement and of any Term Sheet in accordance with, in the case of the Pricing Supplement, the applicable paragraph of Rule 424(b) under the Securities Act and, in the case of any Term Sheet, Rule 433 under the Securities Act, (ii) will, with respect to each of the Term Sheet, if applicable, and the Pricing Supplement, as soon as possible and in any event not later than the date on which the applicable document is filed with the Commission, deliver the number of copies of such document to the Agent as the Agent shall request and (iii) will, on the Agent’s behalf, promptly file five copies of such Pricing Supplement with the Financial Industry Regulatory Authority, Inc. (“FINRA”) or otherwise satisfy FINRA’s filing requirements. The Agent will cause the Term Sheet, if applicable, and the Pricing Supplement to be delivered, or otherwise made available, to the purchaser of the Note, Unit or Warrant.

In each instance that a Pricing Supplement is prepared, the Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated free writing prospectuses, Term Sheets, Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:	The receipt by the relevant Issuer of immediately available funds in exchange for an authenticated Certificated Note, a Certificated Unit or a Certificated Warrant delivered to the Agent and the Agent’s delivery of such Note, Unit or Warrant against receipt of immediately available funds shall constitute “settlement” with respect to such Note, Unit or Warrant. All offers accepted by the relevant Issuer will be settled on or before the third Business Day next succeeding the date of acceptance pursuant to the timetable for settlement set forth below, unless the relevant Issuer and the purchaser agree to settlement on another date.

Settlement Procedures:	Settlement Procedures with regard to each Certificated Note, each Certificated Unit and each Certificated Warrant sold by the relevant Issuer to or through the Agent (unless otherwise specified pursuant to a Notes Terms Agreement, a Units Terms Agreement or a Warrants Terms Agreement) shall be as follows:

A.	In the case of Certificated Notes (whether issued alone or as part of a Unit), the Agent will advise the relevant Issuer by telephone that such Note is a Certificated Note and of the following settlement information:

1.	Name in which such Note is to be registered (“Registered Note Owner”).

2.	Address of the Registered Note Owner and address for payment of principal and interest.

3.	Taxpayer identification number of the Registered Note Owner (if available).

4.	Principal amount.

5.	Maturity Date.

6.	In the case of a Fixed Rate Certificated Note, the Interest Rate, whether such Note will pay interest annually or semiannually and whether such Note is an Amortizing Note and, if so, the amortization schedule, or, in the case of a Floating Rate Certificated Note, the Initial Interest Rate (if known at such time), Interest Payment Date(s), Interest Payment Period, Calculation Agent, Base Rate, Index Maturity, Index Currency, Interest Reset Period, Initial Interest Reset Date, Interest Reset Dates, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any), Maximum Interest Rate (if any) and the Alternate Rate Event Spread (if any).

7.	Redemption or repayment provisions, if any.

8.	Ranking.

9.	Settlement date and time (Original Issue Date).

10.	Interest Accrual Date.

11.	Price.

12.	Agent’s commission, if any, determined as provided in the U.S. Distribution Agreement.

13.	Denominations.

14.	Specified Currency.

15.	Whether the Note is an OID Note, and if it is an OID Note, the applicability of Modified Payment upon Acceleration (and if so, the Issue Price).

16.	Whether the Note is a Renewable Note, and if it is a Renewable Note, the Initial Maturity Date, the Final Maturity Date, the Election Dates and the Maturity Extension Dates.

17.	Whether the relevant Issuer has the option to reset the Spread or Spread Multiplier of the Note.

18.	Whether the Note is an Optionally Exchangeable Note, a Mandatorily Exchangeable Note, or any form of exchangeable Note.

19.	Any other applicable provisions.

B.	In the case of a Certificated Unit, the Agent will advise the relevant Issuer by telephone that such Unit is a Certificated Unit, of the information set forth in Settlement Procedures “A” above with respect to Certificated Notes that constitute a part of such Certificated Unit and of the following information:

1.	Name in which such Unit is to be registered (“Registered Unit Owner”).

2.	Address of the Registered Unit Owner.

3.	Taxpayer identification number of the Registered Unit Owner (if available).

4.	Denominations.

5.	Settlement date and time.

6.	Face Amount.

7.	Agent’s commission, if any, determined as provided in the U.S. Distribution Agreement.

8.	Designation of the Securities comprised by such Units:

a.	Notes, if any (See Settlement Procedures “A”);

b.	Warrants, if any;

c.	Purchase Contracts, if any;

d.	debt obligations or other securities of an entity affiliated or not affiliated with the relevant Issuer, if any; and

e.	other property, if any.

9.	Whether, and the terms under which, the Securities comprised by such Unit will be separately tradeable.

10.	Any other provisions applicable to the Unit (other than those provisions applicable to the securities comprised by such Unit).

11.	If the Certificated Unit comprises Certificated Warrants:

a.	Designation of the Series of Warrants: [Call][Put] Warrants;

b.	Warrant Property;

c.	Aggregate Number of Warrants;

d.	Price to Public;

e.	Warrant Exercise Price;

f.	Dates upon which Warrants may be exercised;

g.	Expiration Date;

h.	Form;

i.	Currency in which exercise payments shall be made;

j.	Minimum number of Warrants exercisable by any holder on any day;

k.	Maximum number of Warrants exercisable on any day: [In the

aggregate] [By any beneficial owner];

l.	Formula for determining Cash Settlement Value;

m.	Exchange Rate (or method of calculation);

n.	Whether the relevant Issuer or the holder is the writer of the warrant; and

o.	Any other applicable provisions.

12.	If the Certificated Unit comprises Certificated Purchase Contracts:

a.	Designation of the Series of Purchase Contracts: [Purchase][Sale] Purchase Contracts;

b.	Purchase Contract Property;

c.	Aggregate Number of Purchase Contracts;

d.	Price to Public;

e.	Settlement Date;

f.	[Purchase/Sale] Price of Purchase Contract Property;

g.	Form; and

h.	Any other applicable provisions.

C.	In the case of a Certificated Warrant (issued alone and not as part of a Unit), the Agent will advise the relevant Issuer by telephone that such Warrant is a Certificated Warrant and of the following information:

1.	Agent’s commission, if any, determined as provided in the U.S. Distribution Agreement.

2.	Settlement date and time.

3.	Purchase Price

4.	Designation of the Series of Warrants: [Call][Put] Warrants;

5.	Warrant Property;

6.	Aggregate Number of Warrants;

7.	Price to Public;

8.	Warrant Exercise Price;

9.	Dates upon which Warrants may be exercised;

10.	Expiration Date;

11.	Form;

12.	Currency in which exercise payments shall be made;

13.	Minimum number of Warrants exercisable by any holder on any day;

14.	Maximum number of Warrants exercisable on any day: [In the aggregate] [By any beneficial owner];

15.	Formula for determining Cash Settlement Value;

16.	Exchange Rate (or method of calculation); and

17.	Any other applicable provisions.

D.	The relevant Issuer will advise The Bank of New York Mellon by telephone or electronic transmission (confirmed in writing at any time on the sale date) of the information set forth in Settlement Procedures “A”, “B” and “C” above, as applicable, such advice to contain a representation as to the aggregate principal amount of Program Securities permitted to be issued hereunder after such issuance.

E.	The relevant Issuer will have delivered to The Bank of New York Mellon a pre-printed four-ply packet for each Note, Unit and Warrant, which packet will contain the following documents in forms that have been approved by the relevant Issuer, the Agent, the Trustee, the Unit Agent and Warrant Agent, as applicable:

1.	Note, Unit or Warrant, as the case may be, with customer confirmation.

2.	Stub One - For The Bank of New York Mellon.

3.	Stub Two - For the Agent.

4.	Stub Three - For the relevant Issuer.

F.	The Bank of New York Mellon will (i) with respect to a Note or Indenture Pre-paid Purchase Contract, authenticate such Note or Indenture Pre-paid Purchase Contract and deliver it (with the confirmation) and Stubs One and Two to the Agent, (ii) with respect to a Unit, complete and deliver the Unit (including countersigning and delivering the Warrant, if any, and countersigning, executing and delivering the Purchase Contract (other than an Indenture Pre-paid Purchase Contract, if any) includable in such Unit) with the confirmation Stubs One and Two to the Agent or (iii) with respect to a Warrant, countersign and deliver the Warrant, with the confirmation Stubs One and Two to the Agent. The Agent will acknowledge receipt of the Note, the Unit or the Warrant, as the case may be, by stamping or otherwise marking Stub One and returning it to The Bank of New York Mellon. Such delivery will be made only against such acknowledgment of receipt and evidence that instructions have been given by the Agent for payment to the account of the relevant Issuer at The Bank of New York Mellon, New York, New York, or to such other account as the relevant Issuer shall have specified to the Agent and The Bank of New York Mellon in funds available for immediate use, of an amount equal to the price of such Note, Unit or Warrant less the Agent’s commission, if any. In the event that the instructions given by the Agent for payment to the account of the relevant Issuer are revoked, the relevant Issuer will as promptly as possible wire transfer to the account of the Agent an amount of immediately available funds equal to the amount of such payment made.

G.	Unless the Agent is the end purchaser of such Note, Unit or Warrant, the Agent will deliver such Note, Unit or Warrant (with confirmation) to the customer against payment in immediately payable funds. The Agent will obtain the acknowledgment of receipt of such Note, Unit or Warrant by retaining Stub Two.

H.	The Bank of New York Mellon will send Stub Three to the relevant Issuer by first-class mail. Periodically, The Bank of New York Mellon will also send to each Issuer a statement setting forth, in the case of the Notes, the principal amount of the Notes outstanding as of that date under the

Indenture or Indentures applicable to such Issuer, in the case of the Units, the number of Units outstanding under each of the Unit Agreement and the Unit Agreement Without Holders’ Obligations and in the case of Warrants, the number of Warrants outstanding under the Warrant Agreement and, in each case, setting forth a brief description of any sales of which the relevant Issuer has advised The Bank of New York Mellon that have not yet been settled.

Settlement Procedures Timetable:	For sales by the relevant Issuer of Certificated Notes, of Certificated Units or of Certificated Warrants to or through the Agent (unless otherwise specified pursuant to a Notes Terms Agreement, a Units Terms Agreement or a Warrants Terms Agreement), Settlement Procedures “A” through “H” set forth above shall be completed on or before the respective times in New York City set forth below:

Settlement Procedure	Time

A	2:00 P.M. on day before settlement date

B	2:00 P.M. on day before settlement date

C	2:00 P.M. on day before settlement date

D	3:00 P.M. on day before settlement date

E-F	2:15 P.M. on settlement date

G	3:00 P.M. on settlement date

H	5:00 P.M. on settlement date

Failure to Settle:	If a purchaser fails to accept delivery of and make payment for any Certificated Note, any Certificated Unit or any Certificated Warrant, the Agent will notify the relevant Issuer and The Bank of New York Mellon by telephone and return such Note, Unit or Warrant to The Bank of New York Mellon. Upon receipt of such notice, the relevant Issuer will immediately wire transfer to the account of the Agent an amount equal to the amount previously credited thereto in respect to such Note, Unit or Warrant. Such wire transfer will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If the failure shall have occurred for any reason other than a default by the Agent in the performance of its obligations hereunder and under the U.S. Distribution Agreement, then the relevant Issuer will reimburse the Agent or The Bank of New York Mellon, as appropriate, on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the relevant Issuer. Immediately upon receipt of the Certificated Note, the Certificated Unit or the Certificated Warrant in respect of which such failure occurred, The Bank of New York Mellon will mark such Note, Unit or Warrant “canceled,” make appropriate entries in The Bank of New York Mellon’s records and send such Note, Unit or Warrant, as the case may be, to the relevant Issuer.